                                                                    EXHIBIT 99.2
                                                                  EXECUTION COPY

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          -------------------------------------------------------------
                            STOCK PURCHASE AGREEMENT
          -------------------------------------------------------------



                                     BETWEEN


                       METRO ONE TELECOMMUNICATIONS, INC.

                                       AND

                            SONERA MEDIA HOLDING B.V.



                          DATED AS OF NOVEMBER 8, 2000





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

                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS AND USAGE.............................................................................1
         SECTION 1.1           Certain Defined Terms.........................................................1
         SECTION 1.2           Usage.........................................................................3
ARTICLE 2  PURCHASE AND SALE.................................................................................4
         SECTION 2.1           Purchase and Sale of the Shares...............................................4
         SECTION 2.2           Purchase Price................................................................4
         SECTION 2.3           Closing.......................................................................4
         SECTION 2.4           Closing Deliveries by the Seller..............................................4
         SECTION 2.5           Closing Deliveries by the Purchaser...........................................4
ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE SELLER......................................................5
         SECTION 3.1           Organization, Authority and Qualification of the Seller.......................5
         SECTION 3.2           Capitalization of the Seller..................................................5
         SECTION 3.3           No Conflict...................................................................5
         SECTION 3.4           Seller SEC Reports; Financial Statements......................................6
         SECTION 3.5           Private Placement.............................................................6
         SECTION 3.6           Brokers.......................................................................6
         SECTION 3.7           Governmental Consents.........................................................7
         SECTION 3.8           Patents and Trademarks........................................................7
         SECTION 3.9           Permits.......................................................................7
         SECTION 3.10          Litigation....................................................................7
         SECTION 3.11          Oregon Control Share Act......................................................7
ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................................................8
         SECTION 4.1           Organization and Authority of the Purchaser...................................8
         SECTION 4.2           Investment Purpose............................................................8
         SECTION 4.3           Accredited Investor...........................................................8
         SECTION 4.4           Brokers.......................................................................9
ARTICLE 5  ADDITIONAL AGREEMENTS.............................................................................9
         SECTION 5.1           Regulatory and Other Authorizations; Notices and Consents.....................9
         SECTION 5.2           Seller Shareholders Approval..................................................9
         SECTION 5.3           Notice of Developments.......................................................10
         SECTION 5.4           Registration Rights..........................................................10
         SECTION 5.5           Resale Restrictions..........................................................10
         SECTION 5.6           Registration of Shares.......................................................10
         SECTION 5.7           Certain Information..........................................................10
         SECTION 5.8           Further Action...............................................................11
ARTICLE 6  CONDITIONS TO CLOSING............................................................................11
         SECTION 6.1           Conditions to Obligations of the Seller......................................11
         SECTION 6.2           Conditions to Obligations of the Purchaser...................................12
ARTICLE 7 SURVIVAL..........................................................................................13
         SECTION 7.1           Survival of Representations and Warranties...................................13
ARTICLE 8  TERMINATION AND WAIVER...........................................................................13
         SECTION 8.1           Termination..................................................................13
         SECTION 8.2           Right of Cure................................................................14
         SECTION 8.3           Effect of Termination........................................................14
         SECTION 8.4           Waiver.......................................................................14
ARTICLE 9 GENERAL PROVISIONS................................................................................15
         SECTION 9.1           Expenses.....................................................................15
         SECTION 9.2           Notices......................................................................15

         SECTION 9.3           Public Announcements.........................................................16
         SECTION 9.4           Severability.................................................................16
         SECTION 9.5           Entire Agreement.............................................................16
         SECTION 9.6           Assignment...................................................................16
         SECTION 9.7           No Third Party Beneficiaries.................................................16
         SECTION 9.8           Amendment....................................................................17
         SECTION 9.9           Governing Law................................................................17
         SECTION 9.10          Counterparts.................................................................17
         SECTION 9.11          Specific Performance.........................................................17

Disclosure Schedules
                               General Terms
         Schedule 3.2          Capitalization of the Seller
         Schedule 3.3          No Conflict
         Schedule 3.8          Patents and Trademarks
         Schedule 3.10         Litigation
         Schedule 3.12         Articles and Bylaws


Annex I - Investment Agreement
Annex II - Registration Rights Agreement

         This STOCK PURCHASE AGREEMENT, dated as of November 8, 2000, is entered into between METRO ONE TELECOMMUNICATIONS, INC., an Oregon corporation (the "SELLER"), and SONERA MEDIA HOLDING B.V., a company organized under the laws of the Netherlands (the "PURCHASER") and a wholly-owned subsidiary of SONERA CORPORATION, a limited liability company organized under the laws of Finland ("Sonera").

                              W I T N E S S E T H:

         WHEREAS, the Seller wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, shares of the Seller's Common Stock, no par value, upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:

                                    ARTICLE 1

                              DEFINITIONS AND USAGE

         SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

         "ACTION" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

         "AFFILIATE" means, with respect to a party hereto, any corporation or other business entity which directly or indirectly through stock ownership or other arrangement controls, is controlled by or is under common control with such party. The term "control" shall mean the possession, direct or in direct, of the power to direct or cause the direction of the management or policies of such person, whether by reason of ownership of voting stock or other equity interests.

         "AGGREGATE PURCHASE PRICE" has the meaning specified in Section 2.2.

         "AGREEMENT" or "THIS AGREEMENT" means this Stock Purchase Agreement, dated as of November 8, 2000, between the Seller and the Purchaser and all Annexes and Schedules hereto and all amendments hereto made in accordance with the provisions of Section 9.8.

         "ASSETS" means the properties, assets (including, without limitation, Licenses) and contract rights used in the conduct of the Business or otherwise owned, leased or used by the Seller or, with respect to contract rights, to which the Seller is a party or is bound.

         "BUSINESS" means the business of the Seller as currently conducted.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, legal holiday in Portland, Oregon or Helsinki, Finland, or other day on which commercial banks in Portland, Oregon or Helsinki, Finland are authorized by law or governmental decree to close. Unless qualified by Business Day, references to days herein shall be to calendar days.

         "CLOSING" has the meaning specified in Section 2.3.

         "CLOSING DATE" has the meaning specified in Section 2.3.

         "COMMISSION" means the United States Securities and Exchange
Commission.

         "COMMON STOCK" means the (i) common stock, no par value, of the Seller, and (ii) shares of capital stock of the Seller issued by the Seller in respect of or in exchange for shares of such common stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Seller generally of shares of such common stock.

         "ENCUMBRANCE" means any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential right, arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "GOVERNMENTAL AUTHORITY" means any United States federal, state or local or any foreign government, regulatory or administrative authority, or any governmental agency, department, board or commission, or any court, tribunal, or judicial, arbitral or investigative body or other governmental tribunal.

         "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INVESTMENT AGREEMENT" means the Investment Agreement, dated as of the Closing Date and the form of which is attached hereto as Annex I, to be fully executed and delivered by the parties on or before the Closing Date.

         "LAW" means any United States federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law, including any requirement or rule of law of the Federal Communications Commission.

         "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "LICENSES" means all licenses, permits (including construction permits), consents, approvals and other authority issued by any Governmental Authority in connection with the legal and proper operation of the Business.

         "MATERIAL ADVERSE EFFECT" means any circumstance, change in or effect on the Business or the Seller that: (a) is, or would reasonably be expected to be, materially adverse to the Business, operations, Assets or Liabilities, results of operations or financial condition of the Seller; or (b) would reasonably be expected to materially adversely affect the ability of the Seller to operate or conduct the Business, or to perform any of its obligations under this Agreement, the Investment Agreement or the Registration Rights Agreement.

         "PERSON" means any individual, partnership, limited liability company, firm, corporation, association, trust, joint venture, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

         "PURCHASER" has the meaning specified in the preamble to this Agreement except that, upon the assignment of this Agreement to an Affiliate of Sonera pursuant to Section 9.6 hereof, "Purchaser" shall refer to such Affiliate of Sonera.

         "PROXY STATEMENT" has the meaning specified in Section 5.2(a).

         "RECIPIENT" has the meaning specified in Section 8.2.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Closing Date and the form of which is attached hereto as Annex II, to be fully executed and delivered by the parties on or before the Closing Date.

         "SALE" means any sale, assignment, transfer, distribution or other disposition of shares of Common Stock or of a participation therein, whether voluntarily or by operation of law.

         "SEC REPORTS" has the meaning specified in Section 3.4(a).

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLER" has the meaning specified in the preamble to this Agreement.

         "SELLER'S KNOWLEDGE," knowledge or similar terms indicating awareness shall mean the actual knowledge of the Seller's Officers and Directors after a reasonably diligent investigation.

         "SHARES" has the meaning specified in Section 2.1.

         "SUBSIDIARY" of a Person means a corporation as to which a majority of the voting power is owned or controlled by such Person, either directly or indirectly, but any such corporation shall be deemed to be a Subsidiary of such Person only as long as such ownership or control exists.

         "TERMINATING PARTY" has the meaning specified in Section 8.2.

         "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

         SECTION 1.2 USAGE.

         (i) When a reference is made in this Agreement to a Section, Schedule or Annex, such reference shall be to a Section, Schedule or Annex of this Agreement unless otherwise indicated or unless the context otherwise requires.

         (ii) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (iii) Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         (iv) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be).

         (v) References to a document are to such document as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to such statute or rule as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

         (vi) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

         (vii) The term "hereof" and similar terms refer to this Agreement as a whole.

                                    ARTICLE 2

                                PURCHASE AND SALE

         SECTION 2.1 PURCHASE AND SALE OF THE SHARES. Upon the terms and subject to the conditions of this Agreement, at the Closing the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, four million (4,000,000) shares of the Common Stock (the "SHARES"). The number and type of securities that are deliverable to Purchaser at Closing shall be appropriately adjusted to account for any stock split, stock dividend, stock combination, merger, exchange, recapitalization or similar transaction relating to the Shares occurring prior to or at the Closing.

         SECTION 2.2 PURCHASE PRICE. The per share purchase price for the Shares shall be US $17.00. The aggregate purchase price for the Shares (the "AGGREGATE PURCHASE PRICE") shall be US $68,000,000.

         SECTION 2.3 CLOSING. Upon the terms and subject to the conditions of this Agreement, the issuance, sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at approximately 9:00 a.m. Eastern Standard time at the offices of Heller Ehrman White & McAuliffe LLP at 711 Fifth Avenue, New York on November 28, 2000, or two days after such later date as the last of the conditions specified in Article 6 shall have been satisfied or waived, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE").

         SECTION 2.4 CLOSING DELIVERIES BY THE SELLER. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser a receipt for the Aggregate Purchase Price, stock certificates evidencing the Shares duly registered in the name of the Purchaser and the certificates and other documents required to be delivered pursuant to Section 6.2. The certificates shall be delivered to the attention of Marie Laitinen at Sonera Corporation, Teollisuuskatu 15, P.O. Box 106, SONERA - 00051 Helsinki, Finland.

         SECTION 2.5 CLOSING DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser shall deliver to the Seller the Aggregate Purchase Price in immediately available funds together with the certificates and other documents required to be delivered pursuant to Section 6.1.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as of the date hereof:

         SECTION 3.1 ORGANIZATION, AUTHORITY AND QUALIFICATION OF THE SELLER. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon, has qualified to do business in all jurisdictions in which the absence of such qualification would have a Material Adverse Effect and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby and to conduct its Business. The Seller has no Subsidiaries. The execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and
(ii) as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreements are considered in a proceeding in equity or at law).

         SECTION 3.2 CAPITALIZATION OF THE SELLER. The authorized capital stock of the Seller consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, no par value. As of the date hereof, (i) 11,692,446 shares of Common Stock (not including the Shares) are issued and outstanding, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights; and (ii) no shares of preferred stock are issued and outstanding. Upon issuance of the Shares to the Purchaser at the Closing and payment therefor pursuant to this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable, and, except as set forth in
Schedule 3.2, free of preemptive rights. Upon consummation of the transactions contemplated by this Agreement, including the issuance of the Shares, registration of the Shares in the name of the Purchaser in the stock records of the Seller and delivery of the Shares, the Purchaser will own the Shares free and clear of all Encumbrances, other than Encumbrances resulting from any action, or failure to take action, by the Purchaser or imposed by the Investment Agreement or the Registration Rights Agreement. Except as set forth in Schedule
3.2 hereto, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind obligating the Seller to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of capital stock or other voting securities or common stock equivalents or obligating the Seller to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

         SECTION 3.3 NO CONFLICT. The execution, delivery and performance of this Agreement, the Investment Agreement and the Registration Rights Agreement by the Seller and the issuance of the Shares do not and will not: (i) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents) of the Seller as in effect on the date hereof or on the Closing Date; (ii) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order as in effect on the date hereof or on the Closing Date applicable to the Seller, or any of its assets, properties or businesses; or (iii) except as provided in Schedule 3.3, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration of performance required by, suspension, revocation or cancellation of any rights to sell or purchase and security or result in the obligation to sell or purchase, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of the Seller pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement as in effect on the date hereof or on the Closing Date to which the Seller is a party or by which any of the Shares or any of such assets or properties is bound or affected.

         SECTION 3.4 SELLER SEC REPORTS; FINANCIAL STATEMENTS.

         (a) The Seller has filed all forms, reports and documents required to be filed by it with the Commission, and has heretofore made available to the Purchaser, in the form filed with the Commission (excluding any exhibits thereto), (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and (ii) all proxy statements relating to the Seller's meetings of shareholders (whether annual or special) held since December 31, 1998 (collectively, the "SEC REPORTS") and its Quarterly Report on Form 10-Q for the quarters ending March 31, 2000 and June 30, 2000.

         (b) The SEC Reports were prepared in all material respects in accordance with the requirements of the Exchange Act and the rules and regulations thereunder and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (c) The financial statements (including, in each case, any notes thereto) contained in the SEC Reports were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each fairly presented the financial position, results of operations and cash flows of the Seller as at the respective dates thereof and for the respective periods indicated therein.

         (d) Since December 31, 1999 there have not been any changes, occurrences or circumstances that have had a Material Adverse Effect, other than changes, occurrences and circumstances referred to in any subsequently filed SEC Reports.

         SECTION 3.5 PRIVATE PLACEMENT. Assuming the accuracy of the representations and warranties of the Purchaser contained in Sections 4.2 and 4.3, the offer and sale of the Shares to the Purchaser pursuant to this Agreement is exempt from registration under the Securities Act.

         SECTION 3.6 BROKERS. No broker, finder or investment banker other than Credit Suisse First Boston is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

         SECTION 3.7 GOVERNMENTAL CONSENTS. Except as contemplated under Section 5.1(a) hereof, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

         SECTION 3.8 PATENTS AND TRADEMARKS. Except as set forth in Schedule 3.8, the Seller has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. Except as set forth in Schedule 3.8, the Seller has not received any written communications alleging that the Seller has violated any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

         SECTION 3.9 PERMITS. The Seller has all franchises, permits, licenses, and any similar authority necessary for the conduct of its Business the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Seller. The Seller is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

         SECTION 3.10 LITIGATION. Except as set forth in Schedule 3.10 hereto or in the Seller's SEC Reports, (a) there are no suits, actions, proceedings or investigations pending or, to the Seller's Knowledge, threatened, against the Seller before any Governmental Authority that would reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement; and (b) the Seller is not subject to any outstanding judgment, order, writ, injunction or decree that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

         SECTION 3.11 OREGON CONTROL SHARE ACT. The Board of Directors of the Seller has approved this Agreement and the transactions contemplated hereby, with the effect that the restrictions on business combinations contained in the Oregon Control Share Act ORS Sec. 60.801 - 60.816 will not apply to Purchaser or any affiliate of Purchaser as a result of this Agreement and the transactions contemplated hereby. To the Seller's Knowledge, (i) no anti-takeover statute or similar law of Oregon or other law applicable to the Seller or these transactions imposes restrictions which could reasonably be expected to adversely affect or delay the consummation of the transactions contemplated by this Agreement, and (ii) no "control share acquisition," "fair price," "moratorium" or other anti-takeover laws or regulations enacted under Oregon or other law applicable to the Seller apply to this Agreement or any of the transactions related thereto.

         SECTION 3.12 ARTICLES AND BY-LAWS. The Articles of Incorporation and By-Laws contained in Schedule 3.12 hereto reflect the current constituent documents of the Seller.

                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof and will represent and warrant at Closing as follows:

         SECTION 4.1 ORGANIZATION AND AUTHORITY OF THE PURCHASERSECTION 4.1 Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized and validly existing under the laws of the Netherlands and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii) as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreements are considered in a proceeding in equity or at law).

         SECTION 4.2 NO CONFLICT. The execution, delivery and performance of this Agreement, the Investment Agreement and the Registration Rights Agreement by the Purchaser do not and will not: (i) violate, conflict with or result in the breach of any provision of the organizational documents of the Purchaser as in effect on the date hereof or on the Closing Date; (ii) conflict with or violate (or cause an event which could have a material adverse effect as a result of) any Law or Governmental Order as in effect on the date hereof or on the Closing Date applicable to the Purchaser, or any of its assets, properties or businesses; or (iii) with respect to the Investment Agreement, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement as in effect on the date hereof or on the Closing Date to which the Purchaser is a party or by which any of such assets or properties is bound or affected.

         SECTION 4.3 INVESTMENT PURPOSE. The Purchaser (i) is acquiring the Shares for the Purchaser's own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investing in the Seller as contemplated by this Agreement and (iii) has received information concerning the Seller and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Shares.

         SECTION 4.4 ACCREDITED INVESTOR. The Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

         SECTION 4.5 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

         SECTION 5.1 REGULATORY AND OTHER AUTHORIZATIONS; NOTICES AND CONSENTS.

         (a) The Seller and the Purchaser shall use all reasonable efforts to obtain all approvals of all Governmental Authorities that may be or become necessary for each of them to obtain for their execution and delivery of, and the performance of their respective obligations pursuant to, this Agreement. Each party hereto agrees to make an appropriate filing pursuant to the HSR Act, if required, with respect to the purchase and sale of the Shares and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

         (b) The Seller shall give promptly such notices to third parties and use its reasonable efforts to obtain such third party consents as may be necessary in connection with the transactions contemplated by this Agreement.

         (c) The Purchaser acknowledges that it is required to make filings under the Exchange Act (including, without limitation, filings required by Section 13 and Section 16 of the Exchange Act) in connection with the transactions contemplated by this Agreement.

         (d) The Seller shall cause the Shares to be approved for listing on the Nasdaq Stock Market, subject to official notice of issuance, as of the Closing.

         SECTION 5.2 SELLER SHAREHOLDERS APPROVAL. (a) In the event approval of Seller's shareholders is required by the Nasdaq Stock Market Marketplace Rules, Seller shall (i) promptly prepare a proxy statement (the "Proxy Statement") to be mailed to the shareholders of Seller in connection with transactions contemplated hereby, which shall conform in all material respects to all applicable legal requirements; (ii) call a special meeting of the shareholders of Seller to be held as soon as practicable for purposes of voting upon the transactions contemplated hereby; and (iii) use its best efforts to solicit and obtain votes of the shareholders of Seller in favor of the transactions contemplated hereby. The Proxy Statement shall include a recommendation by the Board of Directors of Seller recommending approval of such transactions by Seller's shareholders. When the Proxy Statement is mailed to the shareholders of Seller, and at times subsequent to such mailing, up to and including the date of the Meeting, such Proxy Statement and all supplements thereto, with respect to all information set forth therein (x) will comply in all material respects with the provisions of the Exchange Act and any other applicable statutory or regulatory requirements, and (y) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

         SECTION 5.3 NOTICE OF DEVELOPMENTS.

         (a) Prior to the Closing, the Seller shall promptly notify the Purchaser in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Seller in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of the Seller in this Agreement untrue or incorrect at any time from the date hereof through the Closing.

         (b) Prior to the Closing, the Purchaser shall promptly notify the Seller in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Purchaser in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of the Purchaser in this Agreement untrue or incorrect at any time from the date hereof through the Closing.

         SECTION 5.4 REGISTRATION RIGHTS. The Shares and all securities issued on account of or with respect to the Shares by reason of stock splits, stock dividends, recapitalizations or otherwise shall be considered "Securities" under the Registration Rights Agreement pursuant to which the Shares (as adjusted for stock splits, stock dividends, combinations or similar transactions) shall be accorded all registration and other rights to the extent set forth in such Registration Rights Agreement. In addition, in the event that the rights hereunder are transferred to an Affiliate of Sonera, the Purchaser's registration and other rights set forth in such Registration Rights Agreement with respect to the Shares will likewise be assigned to the extent permitted therein.

         SECTION 5.5 RESALE RESTRICTIONS. The Purchaser acknowledges that the Shares have not been registered under the Securities Act or any state securities law, and the Purchaser hereby agrees not (and not to enter into any agreement) to effect any Sale of the Shares unless and until such transaction is registered under the Securities Act and any applicable state securities law or unless such transaction is exempt from registration under the Securities Act and such laws; PROVIDED, that in the event the Purchaser desires to claim an exemption from registration in connection with any such transaction, as a condition to claiming such exemption, the Purchaser shall deliver to the Seller a legal opinion issued by the Purchaser's legal counsel, which opinion and counsel must be reasonably satisfactory to the Seller, establishing the applicability of an exemption to such transaction. The certificate representing the Shares shall bear a legend referencing the restrictions on transferability set forth in this Agreement, and the Seller may place stop transfer orders with its transfer agent with respect to the Shares.

         SECTION 5.6 REGISTRATION OF SHARES. The Seller shall, upon issuance of the Shares and prior to the delivery of stock certificates evidencing the Shares pursuant to Section 2.4, register the Shares in the name of the Purchaser in the stock records of the Seller.

         SECTION 5.7 CERTAIN INFORMATION. For a period commencing on the date of this Agreement and ending not earlier than two years from the Closing Date, for so long as the Seller is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Seller shall file all reports and other information required to be filed by Section 13 or 15(d) under the Exchange Act, as the case may be, as shall be necessary in order that the conditions to the availability of Rule 144 under the Securities Act, as such Rule may be amended, in connection with any Sale of Shares by the Purchaser shall be met.

         SECTION 5.8 FURTHER ACTION. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                                    ARTICLE 6

                              CONDITIONS TO CLOSING

         SECTION 6.1 CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the Seller, at its sole discretion), at or prior to the Closing, of each of the following conditions:

         (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct in all material respects as of such date, and the covenants and agreements contained in this Agreement to be complied with by the Purchaser at or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser as to the foregoing signed by a duly authorized officer thereof and dated as of the Closing;

         (b) NO PROCEEDING OR LITIGATION. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions PROVIDED, HOWEVER, that the provisions of this
Section 6.1(b) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action;

         (c) RESOLUTIONS OF THE PURCHASER. The Seller shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization, if required by law, of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

         (d) CONSENTS AND APPROVALS. The Seller shall have received evidence that the applicable waiting period under the HSR Act shall have expired or been terminated;

         (e) SHAREHOLDER APPROVAL. If approval of Seller's shareholders is required by the Nasdaq Stock Market Marketplace Rules, the sale of Shares shall have been duly approved at a special meeting of the shareholders by a majority of the total votes cast on the proposal in person or by proxy;

         (f) INVESTMENT AGREEMENT. The Seller and the Purchaser shall have entered into the Investment Agreement substantially in the form attached as Annex I; and

         (g) REGISTRATION RIGHTS AGREEMENT. The Seller and the Purchaser shall have entered into the Registration Rights Agreement substantially in the form attached as Annex II.

         SECTION 6.2 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser shall be subject to the satisfaction (or waiver by the Purchaser, at its sole discretion), at or prior to the Closing, of each of the following conditions:

         (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Seller contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, and the covenants and agreements contained in this Agreement to be complied with by the Seller at or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Seller as to the foregoing signed by a duly authorized officer thereof and dated as of the Closing;

         (b) NO PROCEEDING OR LITIGATION. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate such transactions or which could have a Material Adverse Effect; PROVIDED, HOWEVER, that the provisions of this Section 6.2(b) shall not apply if the Purchaser has directly or indirectly solicited or encouraged any such Action;

         (c) RESOLUTIONS OF THE SELLER. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of Articles of Incorporation and By-Laws of the Seller, the resolutions duly and validly adopted by the Board of Directors of the Seller evidencing their authorization of the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the transactions contemplated hereby (including the actions contemplated under Section 3.11 hereof) and, if shareholder approval is required by the Nadsaq Stock Market Marketplace Rules, of resolutions duly and validly adopted by the shareholders of the Seller evidencing their authorization of the issuance of the Shares;

         (d) GOOD STANDING. The Purchaser shall have received a good standing certificate for the Seller from the Secretary of State of the State of Oregon, dated as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a bring-down certificate signed by the Secretary or an Assistant Secretary of the Seller dated within one day prior to the Closing Date;

         (e) CONSENTS AND APPROVALS. The Purchaser shall have received evidence that the applicable waiting period under the HSR Act shall have expired or been terminated;

         (f) INVESTMENT AGREEMENT. The Seller and the Purchaser shall have entered into the Investment Agreement substantially in the form attached as Annex I;

         (g) REGISTRATION RIGHTS AGREEMENT. The Seller and the Purchaser shall have entered into the Registration Rights Agreement substantially in the form attached as Annex II;

         (h) WAIVERS. The Seller shall provide the Purchaser evidence that the investors identified on Schedule 3.2 have waived or failed to exercise their rights of first refusal after the Seller gave proper notice to such investors in connection with this Agreement; and

         (i) APPOINTMENT OF SONERA DESIGNEES TO METRO ONE'S BOARD OF DIRECTORS. The Seller's Board of Directors shall have adopted a resolution to increase the number of members of the board to 7, and elect the two directors designated by the Purchaser to be effective upon Closing.

                                    ARTICLE 7

                                    SURVIVAL

         SECTION 7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         (a) The representations and warranties of the Seller to the Purchaser contained in this Agreement shall survive the Closing until the first anniversary of the Closing Date. Neither the period of survival nor the liability of the Seller with respect to the Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties in good faith by the Purchaser to the Seller, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

         (b) The representations and warranties of the Purchaser to the Seller contained in this Agreement shall survive the Closing until the first anniversary of the Closing Date. Neither the period of survival nor the liability of the Purchaser with respect to the Purchaser's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Seller. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties in good faith by the Seller to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

                                    ARTICLE 8

                             TERMINATION AND WAIVER

         SECTION 8.1 TERMINATION. This Agreement may be terminated as follows:

         (a) by the Purchaser if, between the date hereof and the time scheduled for the Closing: (i) any representation or warranty of the Seller contained in this Agreement shall not have been true and correct when made, except where such failure does not cause a Material Adverse Effect; (ii) the Seller shall not have complied in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement; or (iii) the Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

         (b) by the Seller if, between the date hereof and the time scheduled for the Closing: (i) any representation or warranty of the Purchaser contained in this Agreement shall not have been true and correct when made, except where such failure does not cause a Material Adverse Effect; (ii) the Purchaser shall not have complied in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement; or (iii) the Purchaser makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Purchaser seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

         (c) by either the Seller or the Purchaser if the Closing shall not have occurred on or prior to January 31, 2001, if approval by Seller's shareholders is not required by the Nasdaq National Stock Market Marketplace Rules, or April 30, 2001 if such shareholder approval is required which termination shall be effective upon receipt of written notice thereof by the intended recipient as set forth in Section 9.2 hereof; or

         (d) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable, which termination shall be effective upon receipt of written notice thereof by the intended recipient as set forth in
Section 9.2 hereof; or

         (e) immediately upon the mutual written consent of the Seller and the Purchaser; or

         (f) by either the Purchaser or the Seller if shareholder approval is required by the Nasdaq Stock Market Marketplace Rules and the requisite approval of the shareholders of the Seller is not obtained at a duly held meeting of shareholders at which is held a shareholder vote on approval of the transactions contemplated herein.

         SECTION 8.2 RIGHT OF CURE. Notwithstanding the foregoing, if the Purchaser or the Seller ("TERMINATING PARTY") claim the right to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(b), then the Terminating Party must provide the other party ("RECIPIENT") with written notice of its intention to terminate the Agreement, which notice shall identify the condition or event giving rise to the Terminating Party's right to terminate the Agreement. The Recipient will have ten Business Days from receipt of such notice to cure such condition or event; provided that in the event that the Terminating Party provides such notice based on a representation or warranty of the Recipient contained in this Agreement which was not true or correct when made upon the execution of this Agreement, an action by the Recipient within ten days of such notice such that, if called upon to do so, Recipient could make such representation or warranty in a truthful and correct manner in all material respects will be deemed to constitute a cure of such default. The provisions of this Section 8.2 shall not apply to termination pursuant to Sections 8.1(c), 8.1 (d), 8.1(e) or 8.1(f).

         SECTION 8.3 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement occurring prior to termination.

         SECTION 8.4 WAIVER. Either party to this Agreement may: (i) extend the time for the performance of any of the obligations or other acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto; or (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                    ARTICLE 9

                               GENERAL PROVISIONS

         SECTION 9.1 EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         SECTION 9.2 NOTICES. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given or made by delivery in person, overnight courier service (with delivery confirmed) or by telecopy (with a confirmatory copy sent by overnight courier) to the other party at the following address (or at such other address for a party as shall be specified in a notice given in accordance in this Section 9.2 by like Notice)

         (a) if to Company, to:

                     Metro One Telecommunications, Inc.
                     11200 Murray Scholls Place
                     Beaverton, OR 97008
                     Attn: Chief Executive Officer
                     Telecopy No.: 503-521-0923

             with a copy (which shall not constitute notice) to:

                     Heller Ehrman White & McAuliffe LLP
                     601 S. Figueroa Street, 40th Floor
                     Los Angeles, CA  90017
                     Attn:  Neal H. Brockmeyer, Esq.
                     Telecopy No.: 213-614-1868


         (b) if to the original Holder, to:

                     Sonera Media Holding B.V.
                     c/o Sonera Corporation
                     Teollisuuskatu 15
                     P.O. Box 106, SONERA-00051
                     Helsinki, Finland
                     Attn:  Maire Laitinen, General Counsel
                     Telecopy No.: 011-358-2040-3414

             with a copy (which shall not constitute notice) to:

                     Patton Boggs LLP
                     2550 M St., N.W.
                     Washington, D.C.  20037
                     Attn:  Richard M. Stolbach, Esq.
                     Telecopy No.: 202-457-6315

         Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by telecopy; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next Business Day delivery.

         SECTION 9.3 PUBLIC ANNOUNCEMENTS. No party to this Agreement shall make, or cause to be made, any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such press release or public announcement; PROVIDED, HOWEVER, that with respect to any disclosure required by law or by a listing agreement with the Nasdaq Stock Market or any securities exchange on which the Purchaser's or the Seller's securities are listed, prior written consent is not necessary if the party required to make such disclosure shall use reasonable efforts to consult with the other party as to the timing and contents of such disclosure and to obtain such consent prior to the time such disclosure is required to be made.

         SECTION 9.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 9.5 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof.

         SECTION 9.6 ASSIGNMENT. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser), except that the Purchaser may assign this Agreement to an Affiliate of the Purchaser by notice thereof to the Seller. Any such assignment shall not relieve Purchaser from the obligations pursuant to
Article 2 hereof to the extent not performed by the Affiliate assignee.

         SECTION 9.7 NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.8 AMENDMENT. This Agreement may not be amended or modified, except: (i) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser; or (ii) by a waiver in accordance with Section 8.4.

         SECTION 9.9 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York without reference to the principles or rules governing conflicts of laws.

         SECTION 9.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, transmitted via facsimile, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 9.11 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

         SECTION 9.12 DISPUTE RESOLUTION. In the event that any dispute, controversy or claim arises between the Purchaser and Seller with respect to this Agreement or the transactions contemplated hereby, the following procedures shall apply:

         (a) The parties will attempt in good faith to resolve any dispute, controversy or claim under, arising out of, relating to or in connection with this Agreement, including the negotiation, execution, interpretation, construction, performance, non-performance, breach, termination, validity, scope, coverage or enforceability of this Agreement or any alleged fraud in connection therewith, promptly by negotiation between representatives of the parties. If any such dispute, controversy or claim should arise, duly authorized representatives of the Purchaser and the Seller will meet at least once at a mutually agreed time and place and will attempt to resolve the matter. Either representative may request the other to meet again within 14 days thereafter.

         (b) If the matter has not been resolved pursuant to the foregoing procedures within 30 days after the first meeting of the representatives (which period may be extended by mutual agreement), the matter shall be settled, at the request of either party, by arbitration administered by the American Arbitration Association and conducted in accordance with its Commercial Arbitration Rules. The arbitration decision shall be rendered within 180 days from the date of appointment of all the arbitrators.

         (c) There shall be three arbitrators. Within ten days after the initiation of an arbitration proceeding, Seller shall select one arbitrator and the Purchaser shall select one arbitrator, and those two arbitrators shall then select within ten days a third arbitrator. If those two arbitrators are unable to select a third arbitrator within such ten-day period, a third arbitrator shall be appointed by the American Arbitration Association. If either party fails or refuses to appoint an arbitrator, the arbitrator appointed by the other party shall be the sole arbitrator.

         (d) The decision of at least two of the three arbitrators (or a single arbitrator, as the case may be due to a default in appointment) shall be final and binding upon the parties. The arbitrators' decision shall be in writing and shall provide a reasoned basis for the resolution of each dispute and for any award. The arbitrators shall not have power to award damages in connection with any dispute in excess of actual compensatory damages and shall not multiply actual damages or award consequential or punitive damages. Equitable remedies shall be available in any such arbitration.

         (e) The substantive and procedural law of the State of New York shall apply to any such arbitration proceedings. The place of any such arbitration shall be New York, New York. Judgment on an award rendered by the arbitrators may be entered in any court of competent jurisdiction.

         (f) Notwithstanding the provisions of this Section 9.12, either party may seek injunctive or other equitable relief to maintain the status quo before any federal or state court of competent jurisdiction within New York, New York, in connection with any dispute, controversy or claim arising between the Purchaser and the Seller with respect to this Agreement or the transactions contemplated hereby.

         (g) Each party shall bear its own fees and expenses with respect to the arbitration and any proceedings related thereto and the parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrators, however, the prevailing party shall be reimbursed for its expenses and attorney fees by the other party.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                METRO ONE TELECOMMUNICATIONS, INC.


                                By: /s/ TIMOTHY A. TIMMINS
                                    ---------------------------------------
                                    Name:  Timothy A. Timmins
                                    Title: President and Chief Executive Officer


                                SONERA MEDIA HOLDING B.V.

                                By: /s/ OLLI T.TUOHIMAY
                                    ---------------------------------------
                                    Name:Olli T. Tuohimay
                                    Title: Attorney in Fact




[Signature Page for Stock Purchase Agreement between Metro One
Telecommunications, Inc. and Sonera Media Holding B.V.]

                        ANNEX I-STOCK PURCHASE AGREEMENT





                              INVESTMENT AGREEMENT

                                     BETWEEN

                       METRO ONE TELECOMMUNICATIONS, INC.
                              AN OREGON CORPORATION

                                       AND

                            SONERA MEDIA HOLDING B.V.
                            A NETHERLANDS CORPORATION



                         DATED AS OF NOVEMBER [ ], 2000

                              INVESTMENT AGREEMENT

         This INVESTMENT AGREEMENT (the "Agreement") is entered into as of November [ ], 2000 (the "Effective Date") by and between METRO ONE TELECOMMUNICATIONS, INC., an Oregon corporation ("Metro One"), and SONERA MEDIA HOLDING B. V. , a corporation organized under the laws of the Netherlands ("Sonera") and a wholly-owned subsidiary of SONERA CORPORATION, a limited liability company organized under the laws of the Republic of Finland ("Sonera Corporation").

                                    RECITALS

         WHEREAS, Metro One and Sonera entered into a Stock Purchase Agreement dated November 8, 2000 (the "Stock Purchase Agreement"), whereby Sonera purchased on the date hereof 4,000,000 shares of Metro One's Common Stock, no par value, for a purchase price of $17.00 per share, or an aggregate of $68,000,000 (the "Aggregate Purchase Price");

         WHEREAS, in connection with Sonera becoming a long-term investor in Metro One, the parties desire to establish terms governing certain aspects of their relationship; and

         WHEREAS, concurrently herewith the parties are also entering into a Registration Rights Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, conditions and promises hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS


         1.1 CERTAIN DEFINITIONS. Unless the context otherwise requires, the terms defined below shall have the meanings specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms so defined. For purposes of this Agreement:

         "Affiliate" shall mean, with respect to any party hereto, any corporation or other business entity which, directly or indirectly, through stock ownership or other arrangement controls, is controlled by or is under common control with such party. The term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of such person, whether by reason of ownership of voting stock or other equity interests.

         "Agreement" shall have the meaning set forth in the preamble hereof.

         "Aggregate Percentage" shall mean the percentage obtained by dividing the number of shares of Common Stock beneficially owned by the Sonera Holders by the total number of shares of Common Stock outstanding on a fully-diluted basis (taking into account shares issuable upon exercise of options or warrants or conversion of outstanding securities).

         "Aggregate Purchase Price" shall have the meaning set forth in the preamble hereof.

         "Anniversary" shall mean the date occurring 12 months after the Effective Date and the date occurring each 12 months thereafter.

         "Business Day" shall mean any day other than a Saturday, Sunday, legal holiday in Portland, Oregon or Helsinki, Finland, or other day on which commercial banks in Portland, Oregon or Helsinki, Finland are authorized by law or governmental decree to close. Unless qualified by Business Day, references to days herein shall be to calendar days.

         "Buy Back Program" shall have the meaning set forth in Section 5.7 hereof.

         "Change in Control Activities" shall have the meaning set forth in
Section 6.1 hereof.

         "Commission" shall mean the U.S. Securities and Exchange Commission.

         "Common Stock" shall mean the class of shares of Metro One designated as Common Stock, no par value, in its Articles of Incorporation, as in effect on the date of this Agreement, and to the extent issued by Metro One all other securities generally entitled to vote for the election of directors.

         "Competitor" shall mean any Person (other than Metro One, Sonera and their respective Affiliates) that, at the time of a Sonera Change in Control or a proposed Transfer of Purchased Shares (as the case may be), directly or indirectly through an Affiliate, operates, manages or owns a majority interest in a business that is (i) engaged primarily in the provision of directory assistance and information services to wireless network operators in the United States, or (ii) a wireless network operator in the United States whose ownership, direct or indirect, of Purchased Shares in Metro One would, in the reasonable judgment of both Metro One and Sonera, have a Material Adverse Effect.

         "Disclosures" shall have the meaning set forth in Section 9.12 hereof.

         "$" shall mean the basic unit of the lawful currency of the United States of America.

         "Effective Date" shall have the meaning set forth in the preamble hereof.

         "Event Notice" shall have the meaning set forth in Section 5.5 hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Knowledge" of Metro One or similar terms indicating awareness shall mean the actual knowledge of Metro One's officers and directors after a reasonably diligent investigation.

         "Lien" shall mean any pledge or assignment by way of security.

         "Material Adverse Effect" shall mean a material adverse effect on the financial condition, operations or business of Metro One and its Subsidiaries, taken as a whole, or on the ability of Metro One enter into and consummate the transactions contemplated by and lawfully to perform its obligations under this Agreement and the Registration Rights Agreement in accordance with their respective terms.

         "Metro One" shall have the meaning set forth in the preamble hereof.

         "Metro One Activities Notice" shall have the meaning set forth in
Section 6.1 hereof.

         "Metro One Alternative Notice" shall have the meaning set forth in
Section 5.3 hereof.

         "Metro One Change in Control" shall mean the occurrence of an event by which (i) any Person (including one or more Affiliates of such Person or a 13D Group, but excluding Sonera or any of its Affiliates) has become (or entered into a binding agreement by which they will become) the beneficial owner of 50% or more of the outstanding Common Stock (calculated with reference to the total voting power thereof), excluding any Purchased Shares acquired from a Sonera Holder, (ii) Metro One has sold (or entered into a binding contract to sell) all or a substantial portion of its assets and/or proposes to liquidate and dissolve, or (iii) there is consummated (or Metro One has entered into a binding agreement by which there would be consummated) any consolidation or merger of Metro One (A) in which Metro One is not the surviving corporation, or (B) pursuant to which the Common Stock is converted into cash, securities or other property, in each case other than a consolidation or merger of Metro One in which the holders of the Common Stock immediately prior to such consolidation or merger own, directly or indirectly, more than 50% of the combined voting power of the common equity securities of the surviving corporation immediately after such consolidation or merger.

         "Nasdaq" shall mean the Nasdaq Stock Market.

         "New Issue Notice" shall have the meaning set forth in Section 4.2 hereof.

         "New Issue Securities" shall have the meaning set forth in Section 4.1 hereof.

         "Percentage Election" shall have the meaning set forth in Section 4.2 hereof.

         "Permitted Transferee" shall mean (i) Sonera Corporation or (ii) any Subsidiary of Sonera Corporation.

         "Person" shall mean any general or limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative, association, individual or other entity, and heirs, executors, administrators, legal representatives, successors and assigns of such person.

         "Preliminary Sale Notice" shall have the meaning set forth in Section
4.1 hereof.

         "Public Market Sale" shall mean the sale of Common Stock pursuant to Rule 144 or in an offering registered under the Securities Act of 1933, as amended, (whether or not pursuant to an underwriting or block sale).

         "Purchased Shares" shall mean (i) the shares of Common Stock purchased by Sonera pursuant to the Stock Purchase Agreement and pursuant to Article 4 hereof, (ii) any shares of Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by Metro One generally for, or in replacement by Metro One generally of, such shares of Common Stock; and (iii) any securities issued in exchange for such shares of Common Stock in any subsequent merger or reorganization of Metro One.

         "Registration Rights Agreement" shall have the meaning set forth in
Section 2.1 hereof.

         "Rule 144" shall have the meaning set forth in Section 5.2 hereof.

         "Sonera" shall have the meaning set forth in the preamble hereof.

         "Sonera Alternative Notice" shall have the meaning set forth in Section
4.2 hereof.

         "Sonera Change in Control" shall mean the occurrence after the Effective Date of an event by which (i) any Person (including one or more Affiliates of such Person or a 13D Group) has become (or entered into a binding agreement by which they will become) the beneficial owner of 50% or more of the outstanding voting stock of Sonera Corporation (calculated with reference to the total voting power of shares entitled to vote for the election of directors),
(ii) Sonera Corporation has sold (or entered into a binding contract to sell) all or a substantial portion of its assets and/or proposes to liquidate and dissolve, or (iii) there is consummated (or Sonera Corporation has entered into a binding agreement by which there would be consummated) any consolidation or merger of Sonera Corporation (A) in which Sonera Corporation is not the surviving corporation, or (B) pursuant to which the voting stock of Sonera Corporation is converted into cash, securities or other property, in each case other than a consolidation or merger of Sonera Corporation in which the holders of the voting stock of Sonera Corporation immediately prior to such consolidation or merger own, directly or indirectly, more than 50% of the combined voting power of the common equity securities of the surviving corporation immediately after such consolidation or merger.

         "Sonera Corporation" shall have the meaning set forth in the preamble hereof. For purposes of the definition of Sonera Change in Control and Section 5.5, Sonera Corporation shall also mean Sonera or any Sonera Holder (or Sonera and Sonera Holders as a group) that owns more than 2,000,000 Purchased Shares and is no longer an Affiliate of Sonera Corporation.

         "Sonera Holder" shall mean Sonera and each Permitted Transferee that acquires Purchased Shares, and "Sonera Holders" shall mean all Sonera Holders unless the context indicates otherwise.

         "Sonera Transaction Notice" shall have the meaning set forth in Section
5.5 hereof.

         "Sonera Transfer Notice" shall have the meaning set forth in Section
5.3 hereof.

         "Standstill Period" shall have the meaning set forth in Section 8.1 hereof.

         "Stock Purchase Agreement" shall have the meaning set forth in the recitals hereof.

         "Subsidiary" of a Person shall mean a corporation as to which a majority of the voting power is owned or controlled by such Person, either directly or indirectly; but any such corporation shall be deemed to be a Subsidiary of such Person only as long as such ownership or control exists.

         "Third Party Transferee" shall mean any Person other than a Permitted Transferee.

         "Tender Offer" shall mean a bona fide public tender offer subject to the provisions of Regulation 14D when first commenced within the meaning of Rule 14d-2(a) of the rules and regulations under the Exchange Act, by any Person or any 13D Group to purchase Common Stock or to exchange cash or other consideration for any Common Stock and which consists of an offer to acquire 100% of the outstanding Common Stock and is conditioned (which condition may not be waived) on at least a majority of the shares of outstanding Common Stock being tendered and not withdrawn with respect to such offer.

         "Transfer" shall have the meaning set forth in Section 5.1 hereof.

         "Triggering Person" shall have the meaning set forth in Section 8.2 hereof.

         "U.S. GAAP" shall mean United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

         "13D Group" shall mean any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Common Stock which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file Schedule 13D or Schedule 13G with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned (as defined without excluding paragraph (d) of Rule 13d-3) sufficient securities to require such a filing under the Exchange Act. When references herein are to a group under Section 13(d) and not to members of such group, such references shall be deemed to refer to actions of the group acting as such group and not to the individual actions of any members of such group, unless and to the extent such actions would not be permitted to be taken by the group.

         1.2 USAGE. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of a gender herein shall be deemed to include the neuter, masculine and feminine genders whenever necessary or appropriate. Whenever the word "herein" or "hereof" is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular Section of this Agreement unless expressly stated otherwise.

                                    ARTICLE 2
                                 RELATED EVENTS

         2.1 TRANSACTIONS. Simultaneously with the execution of this Agreement, Metro One is selling Common Stock to Sonera upon the terms set forth in the Stock Purchase Agreement; and Metro One and Sonera are entering into a Registration Rights Agreement in the form of Annex II attached to the Stock Purchase Agreement (the "Registration Rights Agreement").

         2.2 METRO ONE BOARD OF DIRECTORS. Effective upon the execution of this Agreement, Metro One's Board of Directors has (a) adopted a resolution to increase to 7 the number of Metro One directors, and (b) elected the 2 directors designated by Sonera (identified in SCHEDULE 2.2 hereto) to the Metro One Board of Directors, one such designee to be a Class II director and one such designee to be a Class III director. Metro One agrees to use its best efforts to cause Sonera's designees to be nominated by the Board of Directors of Metro One for election to such Board by the Metro One shareholders at the time and in the manner proper for such nomination and election. In the event a Sonera designee ceases to be a member of the Metro One Board of Directors for any reason, the individual designated by Sonera as a replacement shall be elected to the Metro One Board of Directors by the remaining members of such Board. Sonera shall retain the right to designate (i) one director pursuant to this Section 2.2 so long as Sonera Holders own at least 2,000,000 shares of Common Stock, and (ii) 2 directors pursuant to this Section 2.2 so long as Sonera Holders own at least 4,000,000 shares of Common Stock. In the event the size of the Metro One Board of Directors is increased to greater than 7 directors, Sonera shall have the right to designate such additional directors as may be necessary to maintain Sonera's representation thereon in the proportion that Sonera's ownership of Common Stock bears to the outstanding Common Stock on a fully-diluted basis (rounding up the number of Sonera-designated directors if the fractional element of the calculation of Sonera's proportionate representation is .5 or above); provided, however, Sonera shall not be entitled to designate more than 2 directors so long as the Board of Metro One consists of 10 or fewer members, unless the size of such Board is increased pursuant to a right of a third party to designate a Metro One director. Metro One shall use its best efforts to cause its Board of Directors to take all necessary and appropriate action to effect promptly the election of Persons designated by Sonera pursuant to this Section 2.2.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF METRO ONE. Metro One represents and warrants to Sonera, which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, as follows:

             (a) DUE ORGANIZATION. Metro One is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. Each of Metro One and any of its Subsidiaries is duly qualified to do business and is in good standing in all jurisdictions where the conduct of its business or the ownership of its properties makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

             (b) POWER AND AUTHORITY; NO VIOLATION. Metro One has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the Registration Rights Agreement, and any additional agreements executed by the parties concurrently herewith, have been duly and validly authorized by all necessary corporate action on the part of Metro One, and each such agreement constitutes a legal, valid and binding obligation of Metro One enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally. Neither the execution, delivery or performance of this Agreement, nor the consummation by Metro One of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, (i) conflict with, violate, result in a default or breach or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, pursuant to (A) any provision of the Articles of Incorporation or By-laws of Metro One, (B) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which Metro One is a party or by which Metro One or any of its property may be bound or affected, or (C) any law, order, judgment, ordinance, rule, regulation or decree to which Metro One is a party or by which any of its property is bound, or (ii) except as set forth in Schedule 3.2 to the Stock Purchase Agreement, give rise to any right of first refusal, subscription or similar right with respect to any interest in, or any properties or assets of, Metro One or any of its Subsidiaries.

             (c) LEGAL MATTERS. Except as set forth in Schedule 3.8 to the Stock Purchase Agreement, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or legal, administrative or other proceeding, or any order, decree or judgment, in progress or pending, or to the Knowledge of Metro One threatened, against or relating to the right of Metro One to execute and deliver this Agreement or perform its obligations hereunder, or which could reasonably be expected to have a Material Adverse Effect. There is outstanding no order, writ, injunction, judgment or decree of any court, governmental agency or arbitration tribunal which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, other than orders or decrees involving the directory assistance industry in general.

             (d) CAPITALIZATION OF METRO ONE. The authorized capital stock of Metro One consists of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, no par value, as both are defined in the Metro One Articles of Incorporation. As of the date hereof, (i) [__ ] shares of Common Stock (not including the shares being purchased by Sonera) are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, and
(ii) no shares of Preferred Stock are issued and outstanding. Except as set forth in SCHEDULE 3.1 hereto, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind obligating Metro One to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of capital stock or other voting securities or common stock equivalents obligating Metro One to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

             (e) STOCK PURCHASE AGREEMENT REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Metro One in the Stock Purchase Agreement are true and correct in all material respects as of the Effective Date.

         3.2 REPRESENTATIONS AND WARRANTIES OF SONERA. Sonera represents and warrants to Metro One, which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, as follows:

             (a) DUE ORGANIZATION. Sonera is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands.

             (b) POWER AND AUTHORITY; NO VIOLATION. Sonera has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the Registration Rights Agreement, and any additional agreements executed by the parties concurrently herewith, have been duly and validly authorized by all necessary corporate action on the part of Sonera and each such agreement constitutes a legal, valid and binding obligation of Sonera, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally. Neither the execution, delivery or performance of this Agreement, nor the consummation by Sonera of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, conflict with, violate, result in a default or breach or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, pursuant to (i) any provision of the charter or by-laws of Sonera; (ii) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which Sonera is a party or by which Sonera or any of its property may be bound or affected, or (iii) any law, order, judgment, ordinance, rule, regulation or decree to which Sonera is a party of by which any of its property is bound.

             (c) LEGAL MATTERS. There is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or legal, administrative or other proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Sonera threatened, against or relating to Sonera's right to execute and deliver this Agreement or perform its obligations hereunder. There is outstanding no order, writ, injunction, judgment or decree of any court, governmental agency or arbitration tribunal which, individually or in the aggregate, could reasonably be expected to impair in any material respect the performance of Sonera's obligations hereunder or the consummation of the transactions contemplated hereby, other than orders or decrees involving the directory assistance industry in general.

             (d) STOCK PURCHASE AGREEMENT REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Sonera in the Stock Purchase Agreement are true and correct in all material respects as of the Effective Date.

                                    ARTICLE 4
           SONERA'S RIGHT TO PURCHASE ADDITIONAL METRO ONE SECURITIES

         4.1 NEW ISSUE SECURITIES. If, at any time after the Effective Date and prior to the 8th Anniversary, Metro One proposes to issue (or sell from treasury) for cash Common Stock, or securities convertible into or exchangeable for Common Stock, including debt or equity securities convertible into Common Stock or other equity securities of Metro One, but excluding (i) non-voting, non-convertible preferred stock and debt securities containing nominal equity features, (ii) equity securities issuable upon exercise or conversion of debt or equity securities, and (iii) equity securities issuable in connection with stock option or other employee benefit plans approved by the Board of Directors, Metro One shall provide Sonera notice (a "Preliminary Sale Notice") of the proposed issuance of such securities (the "New Issue Securities"), such notice to set out Metro One's good faith estimate as to the number of such securities proposed to be issued

(including projected timing) and the price (or price range) and other material terms expected to be applicable thereto.

         4.2 EXERCISE OF PURCHASE RIGHTS. (a) Within 30 days after providing the Preliminary Sale Notice, Metro One shall provide Sonera notice (a "New Issue Notice") of the specific number of New Issue Securities Metro One is offering to sell (including projected timing) and the price (or price range for a Public Market Sale) and all other material terms applicable thereto and shall provide to Sonera therewith or within 5 Business Days thereafter such other information as Sonera may have reasonably requested after receipt of the Preliminary Sale Notice in order to evaluate the proposed sale. Within 10 Business Days of receipt of the New Issue Notice, Sonera shall notify Metro One that (i) Sonera agrees to purchase all of the New Issue Securities at the price (or at a price within the range) specified in the New Issue Notice, or (ii) Sonera offers to purchase a specified number of the New Issue Securities at the price in the New Issue Notice or at a specified alternative price, together with the duration of the offer and/or other terms (if any) for such purchase (a "Sonera Alternative Notice"); or (iii) Sonera declines to purchase any New Issue Securities, which decision shall be deemed to have been made in the event Sonera fails to respond within such 10 Business Day period. In addition to specifying a number of New Issue Securities that Sonera offers to purchase in a Sonera Alternative Notice, Sonera may agree in the Sonera Alternative Notice to purchase, at a specified price (or within a price range), share volume, timing and other parameters and concurrently with a sale of New Issue Securities to any third parties, a number of New Issue Securities up to and including that which would be sufficient to maintain a specified percentage ownership interest in the Common Stock on a fully-diluted basis (a "Percentage Election").

             (b) A Sonera notice under Section 4.2(a)(i) will be deemed an acceptance of Metro One's offer to sell the New Issue Securities.

             (c) A Sonera Alternative Notice shall be deemed, during the 180 day period following the New Issue Notice, a revocable offer of Sonera to buy the New Issue Securities identified in such notice under the terms set forth therein, subject to Section 4.4 hereof and conditioned on the sale of New Issue Securities by Metro One to a third party at the price (or within the price range) specified in such Sonera Alternative Notice. Metro One may accept the offer in a Sonera Alternative Notice by notice provided to Sonera not less than 10 Business Days prior to closing if, at the time of such acceptance, the Sonera offer has not expired in accordance with its terms or been revoked.

             (d) A Percentage Election shall be deemed, during the 180 day period following the New Issue Notice, a revocable agreement by Sonera to buy and a binding agreement by Metro One to sell the applicable portion of the New Issue Securities, subject to Section 4.4 hereof and conditioned on the sale of New Issue Securities by

Metro One to a third party at the price (or within the price range) and other terms specified in such Percentage Election.

         4.3 NEW ISSUE SECURITIES CLOSINGS. (a) If Sonera agrees pursuant to
Section 4.2(a)(i) to purchase all the New Issue Securities identified in the New Issue Notice, or offers in a Sonera Alternative Notice to purchase all the New Issue Securities and the terms offered in such Notice are acceptable to Metro One, the purchase and sale shall be made at a closing on a date specified by Metro One at least 10 Business Days prior to closing. Closing shall occur not more than 60 Business Days after the date of the New Issue Notice at the offices of Metro One, or at such other place or on such other date as Metro One and Sonera may agree in writing.

             (b) If Sonera is purchasing less than all of the offered New Issue Securities (including pursuant to a Percentage Election), such purchase shall take place at a closing concurrent with the closing of the sale to third parties of the New Issue Securities described in the New Issue Notice at the offices of Metro One (or at such other place as Metro One shall designate), on the terms set forth in the New Issue Notice, the Sonera Alternative Notice (if accepted by Metro One), or the Percentage Election, as applicable. Metro One agrees to keep Sonera advised in writing and consult on a timely basis concerning the anticipated timing and terms of any proposed sale of New Issue Securities to third parties.

             (c) At the Closing, Metro One shall deliver to Sonera (or any Permitted Transferee designated by Sonera ) certificates representing the New Issue Securities to be purchased, against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by Metro One at least 5 Business Days prior to the date of such closing.

         4.4 FAILURE OF SONERA TO PURCHASE SHARES. If Sonera does not agree to purchase all of the New Issue Securities and does not provide a Sonera Alternative Notice or a Percentage Election, Metro One shall be free for a 180 day period following the New Issue Notice to sell all or any portion of such New Issue Securities on any terms then available in the market. If Sonera provides a Sonera Alternative Notice or a Percentage Election, Metro One shall be free for such 180 day period to sell all or any portion of such New Issue Securities that Metro One has not agreed to sell to Sonera by accepting the offer in a Sonera Alternative Notice, or Sonera has not agreed to purchase in such Percentage Election, on any terms then available in the market; provided however, that, if the terms of such New Issue Securities offered to the third party are more favorable to such third party than the terms set forth in the Percentage Election or the Sonera Alternative Notice (if any), Metro One shall give Sonera another New Issue Notice setting forth any such new terms, and Sonera shall have 5 Business Days in which to inform Metro One that it wishes to purchase a specified number of New Issue Securities on the new terms. Any New Issue Securities that Sonera does not agree to purchase on such new terms may be sold by Metro One to third parties on any terms then available in the market; provided, however that if such terms are more favorable to the purchaser than the new terms previously offered to Sonera, Metro One shall give Sonera another New Issue Notice to which Sonera shall respond in 5 Business Days in accordance with the proceeding sentence. Closing with respect to any New Issue Securities that Sonera agrees to purchase on the new terms shall be in accordance with Section 4.3. To the extent such New Issue Securities are not sold within such 180 day period, Metro One shall again become subject to the procedure set forth in Sections 4.1 through 4.4 before issuing New Issue Securities.

         4.5 LIMITATIONS ON RIGHT TO PURCHASE. Notwithstanding the provisions of this Article 4, the right to purchase New Issue Securities provided herein shall not be available to Sonera to the extent that (i) the exercise thereof would increase the Aggregate Percentage of all Sonera Holders above 33% if such percentage limitation is then applicable under Article 8 hereof, or (ii) Sonera is unable to subscribe for or own the New Issue Securities as a result of its inability to satisfy any applicable legal or regulatory requirements for such subscription or ownership.

         4.6 TERMINATION OF RIGHTS. The purchase rights provided to Sonera by this Article 4 shall terminate in the event that Sonera Holders own less than 2,000,000 Purchased Shares.

         4.7 OPEN MARKET PURCHASES. Nothing in this Agreement shall prevent Sonera from acquiring Common Stock in the open market or otherwise, provided that the Aggregate Percentage of Sonera Holders shall not exceed 33% if such percentage limitation is then applicable under Article 8 hereof.

                                    ARTICLE 5
                      SONERA TRANSFERS OF METRO ONE SHARES

         5.1 RESTRICTIONS ON TRANSFER. Except as otherwise set forth in this
Article 5 or with the prior written consent of Metro One, from and after the Effective Date and prior to the 8th anniversary, no Sonera Holder shall sell, assign or otherwise dispose of, directly or indirectly, by operation of law or otherwise ("Transfer"), any Purchased Shares.

         5.2 PERMITTED TRANSFERS. The following are permitted Transfers of Purchased Shares by a Sonera Holder:

             (a) Transfers to any Permitted Transferee, provided the Permitted Transferee agrees in writing to assume the rights and obligations applicable to Sonera Holders under the terms and provisions of this Agreement;

             (b) When required under instruments governing its indebtedness for borrowed money, creating Liens on Purchased Shares owned by the Sonera Holder to secure such indebtedness if such Liens or any rights of the secured party thereunder with respect to the Purchased Shares are subject to the rights and obligations of the Sonera Holder under this Agreement, and neither such secured party nor any Affiliate thereof is a Competitor.

             (c) After the 2nd Anniversary, Transfers pursuant to Rule 144 issued pursuant to the Securities Act of 1933, as amended ("Rule 144"), or in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Rights Agreement.

             (d) Subject to Section 5.5 hereof, Transfers by operation of law by reason of a merger or reorganization transaction involving Sonera or Sonera Corporation.

             (e) Transfers as contemplated under Section 5.3, 5.4, 5.5, 5.7, 5.8 and 5.9 hereof after compliance with the terms thereof.

         5.3 METRO ONE PURCHASE RIGHTS.

             (a) If, at any time after the 3rd Anniversary and prior to the 8th Anniversary, a Sonera Holder seeks to Transfer any Purchased Shares held by that Sonera Holder to a Third Party Transferee, the Sonera Holder shall notify Metro One in writing of the number of Purchased Shares to be sold, and the price and other material terms for sale of such Purchased Shares, including any minimum number of Purchased Shares that Sonera offers to sell as a block (a "Sonera Transfer Notice").

             (b) If the Sonera Transfer Notice references 1,000,000 or fewer shares and a price of $17,000,000 or less, within 10 Business Days after receipt of the Sonera Transfer Notice, or if the Sonera Transfer Notice references more than 1,000,000 shares or a price greater than $17,000,000, within 30 Business Days after such receipt, Metro One shall within the applicable time period notify Sonera that (i) Metro One agrees to purchase all of the shares, or all of one or more minimum block(s) of shares identified in the Sonera Transfer Notice, at the price and other terms specified in such Sonera Transfer Notice, or (ii) Metro One offers to purchase a specified number of such Purchased Shares at the price in the Sonera Transfer Notice or at a specified alternative price, together with the duration of the offer and/or other terms (if any) for such purchase (a "Metro One Alternative Notice"); or (iii) Metro One declines to purchase any Purchased Shares, which decision shall be deemed to have been made in the event Metro One fails to respond within such applicable time period.

             (c) If Metro One provides notice under Section 5.3(b)(i), such notice will be deemed an acceptance of the Sonera Holder's offer to sell the Purchased Shares identified in the Sonera Transfer Notice with respect to all or the specified block(s) of shares, and the parties will consummate the sale of the Purchased Shares in accordance with the terms of such Sonera Transfer Notice.

             (d) If Metro One provides a Metro One Alternative Notice, it shall be deemed during the 180 day period following the Sonera Transfer Notice (unless otherwise specified in the Metro One Alternative Notice) a revocable offer of Metro One to buy the Purchased Shares identified in the Metro One Alternative Notice under the terms specified therein, conditioned on the sale of the Purchased Shares by the Sonera Holder to a third party on the terms specified in the Sonera Transfer Notice. Sonera may accept the offer in a Metro One Alternative Notice by notice provided to Metro One not less than 10 Business Days prior to closing if, at the time of such acceptance, the offer has not expired in accordance with its terms or been revoked.

             (e) Closing of any purchase and sale pursuant to this Section 5.3 shall be on a date (not more than 60 Business Days after the date of the Sonera Transfer Notice) and at a place specified by Sonera at least 10 Business Days prior to closing, or at such other place or on such other date as Metro One and Sonera may agree in writing. At the closing, the Sonera Holder shall deliver to Metro One certificates representing the Purchased Shares to be purchased, against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by Sonera at least 5 Business Days prior to the date of such closing.

         5.4 FAILURE OF METRO ONE TO PURCHASE SHARES. With respect to Purchased Shares identified in the Sonera Transfer Notice which Metro One does not purchase pursuant to notice provided under Section 5.3(b)(i), Sonera shall be free for a period of 180 days after the date of the Sonera Transfer Notice to sell all or any portion of such Purchased Shares on any terms then available in the market pursuant to a Public Market Sale or otherwise; provided however, that the Sonera Holders (a) shall not knowingly Transfer such Purchased Shares to a Competitor without Metro One's consent in a Transfer that is not a Public Market Sale; and (b) shall use reasonable efforts to ensure that Public Market Sales of Purchased Shares do not result in Transfers to a Competitor; and provided further, that if the terms of a block of more than 500,000 of such Purchased Shares offered to any Third Party Transferee by the Sonera Holders are more favorable to such Third Party Transferee than the terms set forth in the Metro One Alternative Notice (if any), Sonera shall give Metro One another Sonera Transfer Notice setting forth the new terms and Metro One shall have 5 Business Days in which to inform Sonera that it wishes to purchase a specified number of Purchased Shares on the new terms. Any Purchased Shares that Metro One does not agree to purchase on such new terms may be sold by Sonera to third parties on any terms then available in the market; provided, for any block of more than 500,000 Purchased Shares, if such terms are more favorable to the purchaser than the new terms previously offered to Metro One, Sonera shall give Metro One another Sonera Transfer Notice to which Metro One shall respond in 5 Business Days in accordance with the proceeding sentence. Closing with respect to any shares Metro One agrees to purchase on the new terms shall be in accordance with Section 5.3. To the extent such Purchased Shares are not sold within such 180 day period, the Sonera Holder shall again become subject to the procedure set forth in Sections 5.3 and 5.4 before selling Purchased Shares to any Third Party Transferee. For purposes of clauses (a) and
(b) of this Section 5.4, Sonera shall take reasonable measures to prevent the sale of its Purchased Shares to a Competitor, which shall include using agents or brokers of international standing and providing them with proper written instructions as to the process to be followed to satisfy Sonera's contractual commitments under this Section 5.4.

         5.5 SONERA CHANGE IN CONTROL. In the event that Sonera Corporation enters into, or the shareholders of Sonera Corporation authorize or enter into, any transaction providing for a Sonera Change in Control, Sonera shall give written notice to Metro One of such transaction, which notice shall describe the transaction in reasonable detail and identify the other Person or Persons that are parties thereto (the "Sonera Transaction Notice"). If any such Person, or any other Person directly or indirectly in control of such Person, is a Competitor and Metro One determines in its reasonable judgment that the relationship by virtue of such transaction with such Competitor could have a Material Adverse Effect, Metro One may notify Sonera within 30 days of receipt of the Sonera Transaction Notice that Metro One intends to invoke the provisions of this Section 5.5 (an "Event Notice"). Metro One shall be deemed to have consented to such proposed transaction if it gives no Event Notice within 30 days of its receipt of a Sonera Transaction Notice. Sonera agrees that it will not enter into any Sonera Change in Control transaction unless the other Person that is a party to the transaction agrees to be bound by the provisions of this
Section 5.5. If Metro One timely gives an Event Notice to Sonera, the provisions of Section 5.3 shall thereafter be applied with respect thereto (regardless of whether such transaction occurs before the 3rd Anniversary) and Sonera shall promptly deliver a Sonera Transfer Notice to Metro One with respect to all Purchased Shares held by Sonera Holders. To the extent Metro One fails to purchase such Purchased Shares, the Sonera Holders shall use their reasonable best efforts to sell all such Purchased Shares in conformity with Section 5.4 to one or more third parties in the market or otherwise to engage in an orderly liquidation of such Purchased Shares at fair prices, and Metro One shall provide reasonable cooperation in connection therewith. No Sonera Holder shall be obligated to divest itself of any Purchased Shares until such time as such divestment would not subject such Sonera Holder to liability under
Section 16(b) of the Exchange Act or any other applicable provision of Federal or state law.

         5.6 DETERMINATION OF PRICE. For purposes of Article 5 hereof, if the price offered by one party to another is to be paid in something other than money in a lump sum at the closing, then Sonera or the transferring Sonera Holder (as the case may be) and Metro One shall use their best efforts to reach agreement as to an equivalent in monetary terms, which shall constitute the price for the purposes of such offer. If such an agreement cannot be reached within 15 days after Sonera or the transferring Sonera Holder (as the case may be) or Metro One receives written notice of the price offered, such equivalent shall be determined by an appraiser, agreed upon within 10 days after the end of such 15 day period (and paid equally) by Sonera or the Sonera Holder (as the case may be) and Metro One or, if they cannot agree upon an appraiser, by 3 appraisers, one of whom shall be chosen within 20 days after the end of such 15 day period (and paid) by Sonera or the Sonera Holder (as the case may be), one of whom shall be chosen within the same period (and paid) by Metro One, and the third of whom shall be chosen by the first 2 so chosen within an additional 10 days and paid equally by Sonera or the Sonera Holder (as the case may be) and Metro One. The decision of the agreed-upon appraiser or, as the case may be, a majority of the 3 appraisers, shall be made within 45 days after he or they, as the case may be, are chosen and shall be final and binding upon Sonera or the Sonera Holder (as the case may be) and Metro One. All time periods specified in
Article 5 shall be extended by the length of time necessary for such appraiser(s) to be chosen and for such appraisal to be made (if it becomes necessary).

         5.7 METRO ONE SHARE BUY BACK. Subject to Section 7.4, if Metro One initiates a program available to all owners of Common Stock by which Metro One seeks to repurchase, redeem or otherwise reacquire some but not all of the shares of Common Stock (other than pursuant to an employee benefit plan or other employee compensation arrangement) (a "Buy Back Program"), the Sonera Holders agree to participate, on a pro rata basis among Sonera Holders, in proportion to the participation in such program by other owners of Common Stock (by class of shares, if applicable). The Sonera Holders shall only be required to participate in a Buy Back Program under this Section 5.7 so long as and to the extent the Aggregate Percentage would otherwise exceed 33%.

         5.8 TAG ALONG RIGHTS.

             (a) Metro One shall not enter into a binding agreement with a third party to effect a Metro One Change in Control (including a "going private" transaction or the issuance or sale from treasury by Metro One of sufficient new shares of Common Stock to effect a Metro One Change in Control) unless each Sonera Holder is given the opportunity to sell to the third party on a pro rata basis its Purchased Shares, such sale to be concurrent with the consummation of the Metro One Change in Control, at the same price per share and on substantially the same terms and conditions as are obtained by Metro One or its shareholders in such Metro One Change in Control.

             (b) In the event the right provided in this Section 5.8 is exercised, each Sonera Holder agrees to take all reasonable steps necessary to enable such holder to comply with the provisions of this Section 5.8, including executing and performing a sale, lock-up, or waiver of appraisal rights agreement on no less favorable (to the Sonera Holders) terms as are agreed to by other substantial shareholders of Metro One. Metro One agrees to keep Sonera advised in writing of, and consult on a timely basis with Sonera concerning, any proposed Metro One Change in Control with respect to which any Sonera Holder has exercised the right provided in this Section 5.8.

             (c) The right provided by this Section 5.8 shall be exercised by each Sonera Holder by giving a notice of such exercise to Metro One within 15 Business Days after receipt by such Sonera Holder of written notice from Metro One of such proposed Metro One Change in Control, which notice shall (i) set forth in reasonable detail the identity of the proposed transferee, the proposed purchase price, terms of payment and type of consideration, and other material terms of the proposed Metro One Change in Control, and (ii) be provided to Sonera after Sonera has declined to exercise its rights under Section 6.2 hereof or ceased participation. Each Sonera Holder that exercises such right shall thereafter be obligated to agree in writing at the time of Metro One (or a majority of its shareholders) entering into such a binding agreement with a third party to vote in favor of the Metro One Change in Control or sell to such third party all its pro rata portion of its Purchased Shares, and Metro One shall not consummate the proposed Metro One Change in Control with the third party unless such third party also acquires the pro rata portion of the Purchased Shares that are held by each Sonera Holder exercising such right.

             (d) The tag-along right provided by this Section 5.8 shall terminate in the event that the Sonera Holders own less than 2,000,000 Purchased Shares.

         5.9 DRAG ALONG RIGHTS.

             (a) At any time that Sonera Holders own less than 2,000,000 Purchased Shares, Metro One shall have the right, if it enters into a binding agreement to effect a Metro One Change in Control, to require the Sonera Holders to sell all but not less than all of the Purchased Shares beneficially owned by them, such sale to occur concurrently with and as part of the consummation of the Metro One Change in Control transaction and at the same price per share and on substantially the same terms and conditions as are obtained by other holders of Metro One Common Stock. In the event the right provided in this Section 5.9 is exercised by Metro One, each Sonera Holder shall take reasonable steps and provide reasonable cooperation to comply with the provisions of this Section

5.9, including executing a sale, lock-up or waiver of appraisal rights agreement on no less favorable (to the Sonera Holders) terms as agreed by other substantial shareholders of Metro One. Metro One agrees to keep Sonera advised in writing of, and consult on a timely basis with Sonera concerning, any proposed Metro One Change in Control by providing Sonera with information relating thereto made available to parties other than the officers, directors, agents and counsel of the parties to the Metro One Change in Control transaction.

             (b) The right provided by this Section 5.9 shall be exercised by giving a written notice of such exercise to each Sonera Holder setting forth in reasonable detail the identity of the parties to the proposed Metro One Change in Control, the proposed purchase price, the terms of payment and the other material terms of the proposed Metro One Change in Control. Each Sonera Holder shall thereafter be obligated to vote in favor of the transaction or sell to such third party all (but not less than all) of its Common Stock.

         5.10 ASSIGNMENT OF RIGHTS. In the event that, prior to the 3rd anniversary, a Sonera Holder Transfers its Purchased Shares under Section 5.4 hereof by virtue of a Sonera Change in Control to a Third Party Transferee that is not a Competitor, the right of Sonera to designate one director of Metro One pursuant to Section 2.2 hereof may be assigned to any Third Party Transferee who acquires from Sonera Holders at least 2,000,000 Purchased Shares, and the right of Sonera to designate 2 directors of Metro One pursuant to Section 2.2 hereof may be assigned to any Third Party Transferee who acquires from Sonera Holders at least 4,000,000 Purchased Shares. Any director designated by a Third Party Transferee shall be subject to approval of Metro One, which approval shall not be unreasonably delayed or withheld.

                                    ARTICLE 6
                           METRO ONE CHANGE IN CONTROL

         6.1 INITIATION OF CHANGE IN CONTROL ACTIVITIES. If Metro One initiates or undertakes a process to solicit, enter into negotiations or agreements relating to or otherwise commence or effect any sale, assignment, disposition or other transaction that is reasonably expected to result in a Metro One Change in Control ("Change in Control Activities"), it shall promptly give written notice thereof to Sonera, which notice (a "Metro One Activities Notice") shall refer to this Section 6.1 and describe (i) the transaction that is the subject of the Change in Control Activities, and (ii) any alternative transaction for a Metro One Change in Control that Metro One may desire to effect. Sonera shall have 10 Business Days from its receipt of the Metro One Activities Notice within which to notify Metro One that Sonera desires to participate in the Change in Control Activities.

         6.2 RIGHT OF PARTICIPATION. If Sonera timely gives Metro One such notice, then Sonera shall be immediately provided the right on a least an equal basis with any other third party seeking to participate or participating in the Metro One Change in Control Activities as a potential acquirer of Metro One property or Common Stock to (i) engage in good faith negotiations with Metro One and participate as a potential acquirer of Metro One property or Common Stock in any solicitation or sale process conducted by the Metro One Board of Directors or a committee thereof regarding the possible Metro One Change in Control; and
(ii) receive all information regarding Metro One and the Change in Control Activities as Sonera may reasonably request and as may be made available or provided to such third parties.

         6.3 METRO ONE OBLIGATION. In no event shall Metro One enter into an agreement for or complete any Metro One Change in Control unless Metro One has complied in good faith with this Article 6. In the event of a Metro One Change in Control in which the Sonera Holders and other shareholders of Metro One maintain a continuing equity interest in a surviving corporation, Metro One agrees to (i) use its reasonable best efforts to require, subject to exercise of the fiduciary duty of the Board of Directors, that the surviving corporation accept in writing and be bound by the terms of this Agreement to the extent that they might reasonable be applied to the surviving corporation, given the nature of the transaction and the relative size of the parties; and (ii) use its reasonable best efforts to require that Sonera has proportionate representation on the Board of Directors of the surviving corporation, provided that to the extent Metro One or its shareholders are granted the right to designate more than one director, Sonera shall have the right to designate at least one of those directors.

         6.4 TERMINATION OF RIGHT. The right provided by this Article 6 shall terminate in the event that the Sonera Holders own less than 2,000,000 Purchased Shares.

                                    ARTICLE 7
                         CERTAIN COVENANTS OF METRO ONE

         7.1 GENERAL. From and after the Effective Date and until such time as the number of the Purchased Shares owned by Sonera Holders is less than 1,500,000, Metro One shall comply in all material respects with the covenants set forth in Article 7.2 hereof.

         7.2 FINANCIAL REPORTING. In the event Metro One ceases to be listed on the Nasdaq or similar national securities exchange, or is otherwise no longer subject to the financial reporting and accounting requirements applicable to companies listed on such exchanges:

             (a) Metro One shall maintain a system of accounting established and administered in accordance with U.S. GAAP and shall set aside on its books all such proper reserves as shall be required by U.S. GAAP. Metro One shall retain a firm of independent certified public accountants of recognized national standing (which may be the auditors of Metro One as of the Effective Date) to audit and report on Metro One's annual consolidated balance sheets and statements of operations, shareholders' equity and cash flows. All major accounting policies and principles shall be determined in accordance with U.S. GAAP.

             (b) Metro One shall prepare annual consolidated balance sheets and statements of operations, shareholders' equity and cash flows, which shall be prepared in accordance with U.S. GAAP, set forth in each case in comparative form the figures for the previous year, and be audited by the auditors referred to in this Section 7.2. Metro One shall also prepare quarterly unaudited consolidated balance sheets and statements of operations, shareholders' equity and cash flows for itself and its Subsidiaries, certified by its chief financial officer or chief executive officer and prepared in accordance with U.S. GAAP, setting forth in each case in comparative form the same figures for the comparable period of the previous year and, in addition, year-to-date figures.

             (c) Metro One shall furnish to Sonera the following information within the times specified:

                 (i) as soon as practicable after the end of each fiscal quarter, and in any event within 50 days thereafter, all of the quarterly financial information relating to Metro One referred to herein, and

                 (ii) as soon as practicable after the end of each fiscal year, and in any event within 100 days thereafter, all of the annual financial information relating to Metro One referred to herein.

         7.3 NO ADVERSE ACTIONS. Metro One agrees that, except (i) with the prior written consent of Sonera, or (ii) as required by the terms of its Articles of Incorporation or By-laws, this Agreement, the Registration Rights Agreement, or other agreement between the parties hereto, it will not take any action, or cause or permit any Subsidiary to take or omit to take any action, which action or omission to take action could reasonably be expected to have a material adverse effect upon the rights of Sonera (A) provided in this Agreement, the Registration Rights Agreement or other agreement between the parties hereto, or (B) provided in such Articles of Incorporation or By-laws. Notwithstanding the foregoing, this Section 7.3 shall not preclude the Board of Directors from taking action affecting all shareholders in the same manner that it believes in good faith to be in the interests of the Metro One shareholders, such as for example, Metro One making acquisitions for its stock which would have the effect of diluting the equity interest of the Sonera Holders.

         7.4 USE OF PROCEEDS. Metro One agrees that the full amount of the Aggregate Purchase Price paid to Metro One pursuant to the Stock Purchase Agreement shall be used for ordinary business expenses, including repayment of debt, working capital and capital investments relating to the business of Metro One. From and after the Effective Date and prior to the 2nd Anniversary, Metro One shall not undertake, without Sonera's prior written approval, any repurchase or redemption of Common Stock or other equity securities (or securities convertible into equity securities), other than from the Sonera Holders, or payment of cash dividends.

         7.5 BOARD OF DIRECTORS MEETINGS. The Board of Directors of Metro One shall meet in a manner authorized by the Articles of Incorporation and By-laws not less than 4 times in each calendar year.

                                    ARTICLE 8
                                SONERA STANDSTILL

         8.1 STANDSTILL.

             (a) From and after the Effective Date and until the 3rd Anniversary (the "Standstill Period"), except with the consent of Metro One and subject to the exceptions set forth in Section 8.2 hereof, no Sonera Holder shall, directly or indirectly:

                 (i) acquire or agree to acquire any Common Stock if, in any such case, the effect of such acquisition would be to increase the Aggregate Percentage in excess of 33%;

                 (ii) solicit proxies or consents with respect to the Common Stock or become a "participant" in any "election contest" (as such terms are used in Rule 14(a)-11 of Regulation 14A promulgated under the Exchange Act) relating to the election of directors of Metro One, it being understood that the Sonera Holders shall not be deemed to be such a participant merely by reason of the membership of any directors designated by Sonera pursuant to Section 2.2 hereof on the Metro One Board of Directors;

                 (iii) form, join or otherwise participate in a 13D Group with any Person or otherwise induce, attempt to induce or in any manner act in concert with any such Person for the purpose of initiating or effectuating a Tender Offer or a transaction which would result in a Metro One Change in Control; provided that the provisions of this clause (iii) shall not be applicable if the Metro One Board of Directors takes affirmative action, engages in discussions or otherwise seeks or takes action for the purpose of entering into an agreement or other arrangement that is intended to effect a Metro One Change in Control; or

                 (iv) except in connection with Sonera's exercise of its rights under Section 6.2 hereof, take any action that forces Metro One to make any public announcement regarding the matters referred to in, or request or propose that Metro One amend, waive or consider the amendment or waiver of any provision of Sections 8.1(a)(ii) and (iii) hereof.

             (b) Nothing in Section 8.1(a) shall have the effect of (i) precluding a Sonera Holder from participating in a Tender Offer or voting or agreeing to vote its shares in favor of a Metro One Change in Control in which the Sonera Holders would receive consideration on the same basis as is generally available to other holders of Common Stock or (ii) prohibiting any Metro One director designated by Sonera pursuant to Section 2.2 hereof (acting in such capacity) from participating (A) in discussions with other members of the Metro One Board of Directors or (B) in meetings of such Board of Directors; or (iii) otherwise purchasing Common Stock, subject to the applicable Aggregate Percentage limitation above.

             (c) If any Sonera Holder inadvertently makes an acquisition of Common Stock that would increase the Aggregate Percentage to more than 33%, such excess shares shall (for so long as the Aggregate Percentage exceeds 33%) be voted in a manner proportionate to shares voted by the shareholders of Metro One other than the Sonera Holders and it shall promptly divest such excess; provided, however, that no Sonera Holder shall be obligated to divest itself of such excess until such time as such divestment would not subject such Sonera Holder to liability under Section 16(b) of the Exchange Act or any other applicable provision of Federal or state law.

             (d) Notwithstanding Section 8.1(a) and (c), no Sonera Holder shall be obligated to dispose of any Common Stock if the Aggregate Percentage is increased as a result of (x) a recapitalization, merger, consolidation or other reorganization of Metro One, (y) a repurchase of Common Stock by Metro One (except as provided in Section 5.7) or (z) any other action taken by Metro One (or its Affiliates other than the Sonera Holders).

         8.2 EXCEPTIONS TO STANDSTILL.

             (a) Notwithstanding Section 8.1, the Sonera Holders, collectively or individually may:

                 (i) acquire Common Stock without regard to the limitations set forth in Section 8.1 but in accordance with this Section 8.2 if at any time any Person or 13D Group (other than any 13D Group which includes Sonera Holders) (such Person or

13D Group together with any of their Affiliates, collectively, a "Triggering Person"), directly or indirectly, (x) makes a bona fide offer to acquire, or (y) acquires, beneficial ownership of Common Stock which, if added to the Common Stock (if any) already beneficially owned by such Triggering Person, would represent ownership of 33% or more of the Common Stock on a fully-diluted basis;

                 (ii) with Metro One Board of Directors approval, make a Tender Offer during the Standstill Period; and

                 (iii) with Metro One Board of Directors approval, acquire Common Stock (including stock options, warrants or rights to purchase Common Stock) without regard to the limitations set forth in Section 8.1 hereof.

         Metro One shall give Sonera written notice of the occurrence of any event of the type referred to in Section 8.2(a)(i) promptly after Metro One obtains knowledge of such event.

             (b) If an event identified in Section 8.2(a)(i) occurs and shall not have been withdrawn or terminated, the Sonera Holders shall be permitted to take such action and make such offers as may be considered to be of the same nature and type of action or offer and for the same resulting number of shares as that which is being taken by the Triggering Person; provided that the Sonera Holders may only acquire that number of shares which when added to the number of shares already owned by the Sonera Holders shall not exceed the number of shares beneficially owned (as defined without excluding paragraph (d) of Rule 13d-3) and to be acquired (assuming any proposals or offers to purchase have been consummated) by the Triggering Person. In proceeding with any action or offer permitted under this Section 8.2(b), the Sonera Holders shall be permitted to offer more favorable terms such as price, cash versus securities or other such terms as may be consistent with an offer of the same nature and type of consideration as that which is being proposed by the Triggering Person.

             (c) If the Sonera Holders shall take any such action permitted by
Section 8.2(b), Metro One agrees that it shall not in any way (whether by active opposition, Board of Director announcement or otherwise) contest such action, subject in all events to the fiduciary obligations of Metro One's Board of Directors and officers to Metro One's shareholders.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 EXPENSES. Each party shall bear its own expenses incident to the negotiation, preparation, authorization and consummation of this Agreement and the transactions contemplated hereby, including all fees and expenses of its counsel, financial and investment banking advisors and accountants.

         9.2 INJUNCTIVE RELIEF. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

         9.3 NOTICES. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given or by delivery in person, overnight courier service (with delivery confirmed) or by telecopy (with a confirmatory copy sent by overnight courier) to the other party at the following address (or at such other address for a party as shall be specified in a notice given in accordance in this Section 9.3 by like Notice)

             (a) if to Metro One, to:

                          Metro One Telecommunications, Inc.
                          11200 Murray Scholls Place
                           Beaverton, OR 97008
                          Attn: Chief Executive Officer
                          Telecopy No.: 503-521-0923

                 with a copy (which shall not constitute notice) to:

                          Heller Ehrman White & McAuliffe LLP
                          601 S. Figueroa Street, 40th Floor
                          Los Angeles, CA  90017
                          Attn:  Neal H. Brockmeyer, Esq.
                          Telecopy No.: 213-614-1868

             (b) if to Sonera, to:

                          Sonera Media Holding B.V.
                          c/o Sonera Corporation
                          Teollisuuskatu 15
                          P.O. Box 106, SONERA-00051

                          Helsinki, Finland
                          Attn:  Maire Laitinen, General Counsel
                          Telecopy No.: 011-358-2040-3414

                 with a copy (which shall not constitute notice) to:

                          Patton Boggs LLP
                          2550 M St., N.W.
                          Washington, D.C.  20037
                          Attn:  Richard M. Stolbach, Esq.
                          Telecopy No.: 202-457-6315

             Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by telecopy; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next Business Day delivery.

         9.4 ENTIRE AGREEMENT. This Agreement, the Stock Purchase Agreement and the Registration Rights Agreement contain the entire understanding among the parties hereto concerning the subject matter hereof and this Agreement may not be changed, modified, altered or terminated except by an agreement in writing executed by the parties hereto. Any waiver by any party of any of its rights under this Agreement or of any breach of this Agreement shall not constitute a waiver of any other rights or of any other or future breach.

         9.5 REMEDIES CUMULATIVE. Except as otherwise provided herein, each or any of the rights and remedies in this Agreement provided, and each or any of the rights and remedies allowed at law and in equity in like case, shall be cumulative, and the exercise of one right or remedy shall not be exclusive of the right to exercise or resort to any other rights or remedies provided in this Agreement or at law or in equity.

         9.6 GOVERNING LAW. This Agreement shall be construed in accordance with and subject to the laws and decisions of the State of New York applicable to contracts made and to be performed entirely therein.

         9.7 COUNTERPARTS. This Agreement may be executed in several counterparts hereof, and by the different parties hereto on separate counterparts hereof, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

         9.8 WAIVERS. No provision in this Agreement shall be deemed waived except by an instrument in writing signed by the party waiving such provision.

         9.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective permitted successors and assigns; provided, however, that, except as otherwise expressly set forth in this Agreement, none of the rights or the obligations of any party may be assigned or delegated without the prior written consent of the other party.

         9.10 FURTHER ASSURANCES. Sonera shall, at the request of Metro One, and Metro One shall, at the request of Sonera, from time to time, execute and deliver such other assignments, transfers, conveyances and other instruments and documents and do and perform such other acts and things as may be reasonably necessary or desirable for effecting complete consummation of this Agreement and the transactions herein contemplated.

         9.11 INFORMATION FOR GOVERNMENTAL FILINGS. Each party to this Agreement agrees to provide such information regarding itself and its Affiliates as may reasonably be requested by another party hereto for inclusion in such documents as the requesting party may from time to time be required to file with the Securities and Exchange Commission or other agencies of the United States or a foreign government. The information provided for inclusion in such documents will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements, in light of the circumstances under which they are made, not misleading. All statements included in Metro One government filings relating to Sonera shall be subject to the approval of the party to which such statements relate, such approval not to be unreasonably withheld or delayed.

         9.12 DISCLOSURES.

             (a) CONFIDENTIALITY. Sonera and Metro One each acknowledge and confirm in connection with the negotiation of this Agreement and the execution hereof, during the period from the Effective Date and so long as this Agreement remains in effect, the parties hereto will have furnished to one another certain materials, information, data and other documentation ("Disclosures") concerning their business, financial condition and operations which are proprietary and confidential. Each party acknowledges the party making such Disclosures considers them secret and confidential and asserts a proprietary interest therein. Accordingly, each of Sonera, on the one hand, and Metro One, on the other hand, covenants and agrees that it shall maintain all Disclosures made by another party in strict confidence and shall not use such Disclosures for its own benefit or disclose them to third parties, except to its agents, representatives, bankers, investment bankers, counsel and employees involved in evaluating the transactions contemplated by this Agreement and informed of the requirement of confidentiality, or as otherwise required by law (including the requirement of Metro One to disclose such terms under the federal securities laws or under the rules of any securities exchange on which its securities are listed, and including the requirement of Sonera or any of its Affiliates to disclose such terms under the securities laws of the United States, the Netherlands, Finland or other applicable jurisdictions).

             (b) PUBLIC ANNOUNCEMENTS. No public announcement with regard to the transactions contemplated hereby or the material terms hereof shall be issued by any party hereto without the mutual prior written consent of the other parties, except to the extent that the parties are unable to agree on a press release and legal counsel for one party is of the opinion that such press release is required by law.

             (c) NON-CONFIDENTIAL INFORMATION. This Agreement shall not restrict any party hereto from using information already known to it, to which it is entitled under existing agreements, or information generally in the public domain or any information received from a third party with a right to possess or make disclosure thereof.

         9.13 TERMINATION. This Agreement may be terminated without further obligation of Metro One or Sonera (i) by mutual written consent duly authorized by the Boards of Directors of Metro One and Sonera, respectively; (ii) by Sonera in the event of the occurrence of a Metro One Change in Control; (iii) by Metro One in the event of the occurrence of a Metro One Change in Control, except to the extent the rights and obligations of the parties hereto are continued as contemplated under Sections 5.10 and 6.3 hereof, or (iv) by Sonera in the event of the occurrence of an event specified in Section 8.2(a)(i)(y), which has not been withdrawn or terminated. The rights and obligations for which this Agreement prescribes specific events of termination shall terminate in accordance with the applicable terms of this Agreement.

         9.14 ADJUSTMENT IN NUMBER OF SHARES. Each reference to a number of Purchased Shares or shares of Common Stock in this Agreement shall be adjusted appropriately to reflect the effects of any recapitalization, stock dividend or distribution, stock split-up or recombination affecting generally the outstanding shares of the relevant class of Metro One securities.

         9.15 SEVERABILITY. In the event any provision of this Agreement is found to be invalid or unenforceable in whole or in part, the remaining provisions of this Agreement nevertheless shall be binding and the invalid or unenforceable provision shall be replaced by a valid and enforceable provision which comes closest to the intent or economic effect of the provision to be replaced.

         9.16 DISPUTE RESOLUTION. In the event that any dispute, controversy or claim arises between the Purchaser and Seller with respect to this Agreement or the transactions contemplated hereby, the following procedures shall apply:

             (a) The parties will attempt in good faith to resolve any dispute, controversy or claim under, arising out of, relating to or in connection with this Agreement, including the negotiation, execution, interpretation, construction, performance, non-performance, breach, termination, validity, scope, coverage or enforceability of this Agreement or any alleged fraud in connection therewith, promptly by negotiation between representatives of the parties. If any such dispute, controversy or claim should arise, duly authorized representatives of the Purchaser and the Seller will meet at least once at a mutually agreed time and place and will attempt to resolve the matter. Either representative may request the other to meet again within 14 days thereafter.

             (b) If the matter has not been resolved pursuant to the foregoing procedures within 30 days after the first meeting of the representatives (which period may be extended by mutual agreement), the matter shall be settled, at the request of either party, by arbitration administered by the American Arbitration Association and conducted in accordance with its Commercial Arbitration Rules. The arbitration decision shall be rendered within 180 days from the date of appointment of all the arbitrators.

             (c) There shall be 3 arbitrators. Within 10 days after the initiation of an arbitration proceeding, Seller shall select 1 arbitrator and the Purchaser shall select 1 arbitrator, and those 2 arbitrators shall then select within 10 days a third arbitrator. If those 2 arbitrators are unable to select a third arbitrator within such 10-day period, a third arbitrator shall be appointed by the American Arbitration Association. If either party fails or refuses to appoint an arbitrator, the arbitrator appointed by the other party shall be the sole arbitrator.

             (d) The decision of at least 2 of the 3 arbitrators (or a single arbitrator, as the case may be due to a default in appointment) shall be final and binding upon the parties. The arbitrators' decision shall be in writing and shall provide a reasoned basis for the resolution of each dispute and for any award. The arbitrators shall not have power to award damages in connection with any dispute in excess of actual compensatory damages and shall not multiply actual damages or award consequential or punitive damages. Equitable remedies shall be available in any such arbitration.

             (e) The substantive and procedural law of the State of New York shall apply to any such arbitration proceedings. The place of any such arbitration shall be New York, New York. Judgment on an award rendered by the arbitrators may be entered in any court of competent jurisdiction.

             (f) Notwithstanding the provisions of this Section 9.16, either party may seek injunctive or other equitable relief to maintain the status quo before any federal or state court of competent jurisdiction within New York, New York, in connection with any dispute, controversy or claim arising between the Purchaser and the Seller with respect to this Agreement or the transactions contemplated hereby.

             (g) Each party shall bear its own fees and expenses with respect to the arbitration and any proceedings related thereto and the parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrators however, the prevailing party shall be reimbursed for its expenses and attorney fees by the other party.

         9.17 SONERA AS AGENT OF SONERA HOLDERS. For purposes of this Agreement:
(i) notice to Sonera in the manner designated in Section 9.3 hereof shall constitute notice to all Sonera Holders, provided such notice identifies therein each Sonera Holder by name and number of Purchased Shares owned by such holder; and (ii) a duly authorized representative of Sonera or an officer of Sonera Corporation shall have the authority to act hereunder on behalf of each Sonera Holder.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                    METRO ONE TELECOMMUNICATIONS, INC.

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    SONERA MEDIA HOLDING B.V.

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:
















                    [SIGNATURE PAGE TO INVESTMENT AGREEMENT,
                           DATED AS OF ________, 2000
                   BETWEEN METRO ONE TELECOMMUNICATIONS, INC.
                         AND SONERA MEDIA HOLDING B.V.]

                        ANNEX II-STOCK PURCHASE AGREEMENT





                          REGISTRATION RIGHTS AGREEMENT

                                     BETWEEN

                       METRO ONE TELECOMMUNICATIONS, INC.
                              AN OREGON CORPORATION

                                       AND

                            SONERA MEDIA HOLDING B.V.
                            A NETHERLANDS CORPORATION



                         DATED AS OF NOVEMBER [ ], 2000

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") dated as of November [ ], 2000 between Metro One Telecommunications, Inc., an Oregon corporation (the "COMPANY"), and Sonera Media Holding B.V., a company organized under the laws of the Netherlands ("HOLDER").

                                    RECITALS

         WHEREAS, pursuant to that certain Stock Purchase Agreement dated November 8, 2000, by and between the Company and Holder ("STOCK PURCHASE AGREEMENT"), Holder shall acquire shares of Common Stock of the Company;

         WHEREAS, in connection with Holder's investment pursuant to the Stock Purchase Agreement, the Company agreed to provide certain rights to Holder to cause the shares so purchased to be registered pursuant to the Securities Act; and

         WHEREAS, the parties hereto hereby desire to set forth Holder's rights and the Company's obligations to cause the registration of the Registrable Securities pursuant to the Securities Act;

         NOW, THEREFORE, in consideration of the agreement to purchase Common Stock of the Company by the Holder pursuant to the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. DEFINITIONS AND USAGE.

           As used in this Agreement the following capitalized terms shall have the following meanings; however, if not otherwise defined, the capitalized terms shall have the meaning assigned to them in the Stock Purchase Agreement or the Investment Agreement:

      1.1. DEFINITIONS.

                  "AFFILIATE" shall have the meaning set forth for such term in the Stock Purchase Agreement and the Investment Agreement.

                  "AGENT" shall mean the principal placement agent on an agented placement of Registrable Securities.

                  "COMMISSION" shall mean the U.S. Securities and Exchange Commission.

                  "COMMON STOCK" shall mean (i) the common stock, no par value, of the Company, and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such common stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Company generally of shares of such common stock and (iii) securities of the Company entitled generally to vote for the election of directors issued to Sonera or an Affiliate of Sonera pursuant to the Investment Agreement.

                  "COMPANY CHANGE IN CONTROL" shall mean the occurrence of an event by which (i) any Person (including one or more Affiliates of such Person or a 13D Group) has become (or entered into a binding agreement by which they will become) the beneficial owner of 33% or more of the outstanding Common Stock (calculated with reference to the total voting power thereof), other than through acquisition of any of the Shares acquired from a Holder or (ii) there is consummated any consolidation, liquidation, dissolution or merger of the Company
(A) in which the Company is not the surviving corporation, or (B) pursuant to which the Common Stock or any material portion of the business of the Company is converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to such consolidation or merger have, directly or indirectly, 50% or more of the combined voting power of the common equity securities of the surviving corporation immediately after such consolidation or merger.

                  "CONTINUOUSLY EFFECTIVE" with respect to a specified registration statement, shall mean that it shall not cease to be effective and available for transfer of Registrable Securities thereunder for longer than either (i) any 10 consecutive Business Days, or (ii) an aggregate of 15 Business Days during the period specified in the relevant provision of this Agreement.

                  "DEMAND REGISTRATION" shall have the meaning set forth in
SECTION 2.1(i).

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "HOLDER" shall mean Sonera Media Holding B.V. and any subsequent transferee of Registrable Securities as permitted by SECTION 8 and the term "HOLDERS" shall include Holder and transferees of Registrable Securities with respect to the rights that such transferees shall have acquired in accordance with SECTION 8 hereof, at such times as such Persons shall own Registrable Securities.

                  "INVESTMENT AGREEMENT" shall mean that certain Investment Agreement dated as of November [ ], 2000 by and between Holder and the Company.

                  "PERMITTED TRANSFEREE" shall mean any corporation or other business entity which directly or indirectly, through stock ownership or through other arrangement, controls, is controlled by or is under common control with Sonera or the Company. The term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of such person, whether by reason of ownership of voting stock or other equity interests, by contract or otherwise.

                  "PERSON" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, unincorporated syndicate, unicorporated organization, trust, trustee, executor, administrator or other legal representative, governmental authority or agency, political subdivision, or any group of Persons acting in concert.

                  "PIGGYBACK REGISTRATION" shall have the meaning set forth in
SECTION 3.

                  "REGISTER", "REGISTERED", and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

                  "REGISTRABLE SECURITIES" shall mean, subject to SECTION 8 and
SECTION 10.3: (i) the Shares owned by Holder on the date hereof, and Shares owned by a Holder on the date of determination, including derivative securities with respect to such Shares; (ii) any shares of Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Company generally for, or in replacement by the Company generally of, such Shares; and (iii) any securities issued in exchange for Shares in any subsequent merger or reorganization of the Company; PROVIDED, HOWEVER, that Registrable Securities shall not include any securities which have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act, and, PROVIDED, FURTHER, the Company shall have no obligation under SECTIONS 2 or 3 to register any Registrable Securities of a Holder if the Company shall deliver to the Holders requesting such registration an opinion of counsel reasonably satisfactory to such Holders and their counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, and offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities. For purposes of this Agreement, a Person will be deemed to be an owner of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Securities (by conversion, purchase or otherwise, including acquisition pursuant to the Stock Purchase Agreement), whether or not such acquisition has actually been effected.

                  "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean, with respect to a specified determination date, the Registrable Securities owned by all Holders on such date.

                  "REGISTRATION EXPENSES" shall have the meaning set forth in
SECTION 6.1.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SELLING HOLDERS" shall mean, with respect to a specified registration pursuant to this Agreement, Holders whose Registrable Securities are included in such registration.

                  "SHARES" shall mean all shares of Common Stock issued by the Company to Holder or its Affiliates pursuant to the Stock Purchase Agreement and the Investment Agreement.

                  "STOCK PURCHASE AGREEMENT" shall have the meaning set forth in the Recitals.

                  "SONERA" shall mean Sonera Corporation, a company organized under the laws of Finland.

                  "SUBSIDIARY" of a Person shall mean a corporation as to which a majority of the voting power is owned or controlled by such Person, either directly or indirectly, but any such corporation shall be deemed to be a Subsidiary of such Person only as long as such ownership or control exists.

                  "TRANSFER" shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); PROVIDED, HOWEVER, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer."

                  "UNDERWRITERS' REPRESENTATIVE" shall mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

                  "VIOLATION" shall have the meaning set forth in SECTION 7.1.

      1.2. USAGE.

           (i) When a reference is made in this Agreement to a Section, or Exhibit, such reference shall be to a Section or Exhibit of this Agreement unless otherwise indicated or unless the context otherwise requires.

           (ii) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           (iii) Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

           (iv) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be).

           (v) References to a document are to such document as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to such statute or rule as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

           (vi) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

           (vii) The term "hereof" and similar terms refer to this Agreement as a whole.

           (viii) References to Registrable Securities "owned" by a Holder shall include Registrable Securities beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian, or other agent, but shall exclude shares of Common Stock held by a Holder in a fiduciary capacity for customers of such Person.

           (ix) The "date of" any notice or request given pursuant to this Agreement shall be determined in accordance with SECTION 13.2.

Section 2. DEMAND REGISTRATION.

      2.1. (i) At any time on or after the date of the first to occur of (a) the second anniversary of the Closing, (b) a Company Change in Control, (c) a single party or affiliated group making a bona fide offer to acquire, acquiring or entering into an agreement to acquire 33% or more of the outstanding voting stock of the Company, or (d) Holder being compelled to sell its Shares pursuant to Section 5.5 of the Investment Agreement, if one or more Holders that own an aggregate market value of $15,000,000 or more at the time of the request of the Registrable Securities shall make a written request to the Company, the Company shall cause there to be filed with the Commission a registration statement meeting the requirements of the Securities Act (a "DEMAND REGISTRATION"), and each Holder shall be entitled to have included therein (subject to SECTION 2.6) all or such number of such Holder's Registrable Securities as the Holders shall designate pursuant to SECTIONS 2.1(i) or (iii) hereof in writing; PROVIDED, HOWEVER, that no request may be made pursuant to this SECTION 2.1 if within 9 months prior to the date of such request a Demand Registration statement pursuant to this SECTION 2.1 shall have been declared effective by the Commission. Any request made pursuant to this SECTION 2.1 shall be addressed to the attention of the Secretary of the Company, and shall specify the number of Registrable Securities to be registered, the intended methods of disposition thereof and that the request is for a Demand Registration pursuant to this SECTION 2.1(i).

           (ii) The Company shall be entitled to postpone for up to 90 days the filing of any Demand Registration statement otherwise required to be prepared and filed pursuant to this SECTION 2.1 if the Board determines, in its good faith reasonable judgment (with the concurrence of the managing underwriter, if any), that such registration and the Transfer of Registrable Securities contemplated thereby would materially interfere with, or require premature disclosure of, any financing, acquisition or reorganization involving the Company or any of its wholly owned Subsidiaries and the Company promptly gives the Holders notice of such determination; PROVIDED, HOWEVER, that the Company shall not have postponed pursuant to this SECTION 2.1(ii) the filing of any other Demand Registration statement otherwise required to be prepared and filed pursuant to this SECTION 2.1 during the 12 month period ended on the date of the relevant request pursuant to SECTION 2.1(i).

           (iii) Whenever the Company shall have received a demand pursuant to
SECTION 2.1(i) to effect the registration of any Registrable Securities, the Company shall promptly give written notice of such proposed registration to all other Holders. Any such Holder may, within 20 days after receipt of such notice, request in writing that all of such Holder's Registrable Securities, or any portion thereof designated by such Holder, be included in the registration.

      2.2. Following receipt of a request for a Demand Registration the Company shall:

           (i) File the registration statement with the Commission in accordance with SECTION 4 hereof as promptly as practicable, and shall use the Company's reasonable best efforts to have the registration declared effective under the Securities Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering.

           (ii) Use the Company's reasonable efforts to keep the relevant registration statement Continuously Effective for up to 90 days or until such earlier date as of which all the Registrable Securities under the Demand Registration statement shall have been disposed of in the manner described in the Registration Statement. Notwithstanding the foregoing, if for any reason the effectiveness of a registration pursuant to this SECTION 2 is suspended or postponed as permitted by SECTION 2.1(ii), the foregoing period shall be extended by the aggregate number of days of such suspension or postponement.

      2.3. The Company shall be obligated to effect three Demand Registrations. For purposes of the preceding sentence, registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after such registration statement has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and such interference is not thereafter eliminated, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders. If the Company shall have complied with its obligations under this Agreement, a right to demand a registration pursuant to this SECTION 2 shall be deemed to have been satisfied upon the earlier of (x) the date as of which all of the Registrable Securities included therein shall have been disposed of pursuant to the Registration Statement, and (y) the date as of which such Demand Registration shall have been Continuously Effective for a period of 90 days.

      2.4. A registration pursuant to this SECTION 2 shall be on such appropriate registration form of the Commission as shall (i) be selected by the Company and be reasonably acceptable to the Selling Holders, and (ii) permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the request pursuant to SECTION 2.1(i) or
SECTION 2.2, respectively.

      2.5. If any registration pursuant to SECTION 2 involves an underwritten offering (whether on a "firm", "best efforts" or "all reasonable efforts" basis or otherwise), or an agented offering, the Company shall have the right to select the underwriter or underwriters and manager or managers to administer such underwritten offering or the Agent or Agents for such agented offering; PROVIDED, HOWEVER, that each Person so selected shall be reasonably acceptable to the Selling Holders.

      2.6. Whenever the Company shall effect a registration pursuant to this
SECTION 2 in connection with an underwritten offering by one or more Selling Holders of Registrable Securities: (i) if such Selling Holders have requested the inclusion therein of more than one class of Registrable Securities, and the Underwriters' Representative or Agent advises each such Selling Holder in writing that, in its opinion, the inclusion of more than one class of Registrable Securities would adversely affect such offering, the Selling Holders holding at least a majority of the Registrable Securities (determined by the relative market value as of the date on which a timely demand is last received from Holder) proposed to be sold therein by them, shall decide which class of Registrable Securities shall be included therein in such offering and the related registration, and the other class shall be excluded; and (ii) if the Underwriters' Representative or Agent advises each such Selling Holder in writing that, in its opinion, the amount of securities requested to be included in such offering (whether by Selling Holders or others) exceeds the amount which can be sold in such offering within a price range acceptable to the Selling Holders, securities shall be included in such offering and the related registration, to the extent of the amount which can be sold within such price range, and on a pro rata basis among all Selling Holders; first for the account of the Holder, and second by all other Selling Holders.

Section 3. PIGGYBACK REGISTRATION.

      3.1. If at any time on or after the date of the second anniversary of the Closing the Company proposes to register (including for this purpose a registration effected by the

Company for shareholders of the Company other than the Holders) securities under the Securities Act in connection with the public offering solely for cash on Form S-1, S-2 or S-3 (or any replacement or successor forms), the Company shall promptly give each Holder written notice of such registration (a "PIGGYBACK REGISTRATION"). Upon the written request of each Holder given within 20 days following the date of such notice, the Company shall cause to be included in such registration statement and use its reasonable best efforts to be registered under the Securities Act all the Registrable Securities that each such Holder shall have requested to be registered. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this SECTION 3 without any obligation or liability to any Holder.

      3.2 If the Underwriters' Representative or Agent shall advise the Company in writing (with a copy to each Selling Holder) that, in its opinion, the amount of Registrable Securities requested to be included in such registration would materially adversely affect such offering, or the timing thereof, then the Company will include in such registration, to the extent of the amount and class which the Company is so advised can be sold without such material adverse effect in such offering: first, all securities proposed to be sold by the Company for its own account; second, the Registrable Securities requested to be included in such registration by Holders pursuant to this SECTION 3; and third, all other securities being registered pursuant to the exercise of contractual rights comparable to the rights granted in SECTION 2 or SECTION 3, pro rata based on the estimated gross proceeds from the sale thereof; PROVIDED, HOWEVER, that the Registrable Securities that have been requested to be registered shall not be reduced below 20% of the shares included in such registration unless such action is necessary to avoid a material adverse effect on the Company taken as a whole.

      3.3. The Company shall be obligated to effect five Piggyback Registrations pursuant to this SECTION 3.

      3.4. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to SECTION 2 or pursuant to this
SECTION 3, and if such previous registration has not been withdrawn or abandoned, the Company need not file or cause to be effected any other registration pursuant to Section 2 or Section 3, of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities, until a period of 180 days has elapsed from the effective date of such a previous registration.

Section 4. REGISTRATION PROCEDURES.

           Whenever required under SECTION 2 or SECTION 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

      4.1. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use the Company's reasonable best efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to one firm of counsel for the Selling Holders copies of all such documents in the form substantially as proposed to be filed with the Commission at least four Business Days prior to filing for review and comment by such counsel which opportunity to comment shall include an absolute right to control or contest disclosure if the applicable Selling Holder reasonably believes that it may be subject to controlling person liability or other liability arising under applicable securities laws with respect thereto. The review and commenting by the Selling Holder or its counsel will not be unreasonably delayed.

      4.2. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to SECTION 5.2. If the registration is for an underwritten offering, and if any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly notify each Selling Holder, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to each Selling Holder of Registrable Securities such amended or supplemented prospectus, which each such Holder shall thereafter use in the Transfer of Registrable Securities covered by such registration statement. Pending such amendment or supplement each such Holder shall cease making the offers or Transfers of Registrable Securities pursuant to the prior prospectus. In the event that any Registrable Securities included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to use its reasonable best efforts to maintain the effectiveness of such registration statement, the Company may file a post-effective amendment to the registration statement for the purpose of removing such securities from registered status.

      4.3. Furnish to each Selling Holder, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.

      4.4. Use the Company's reasonable best efforts (i) to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such states or domestic jurisdictions as shall be reasonably requested by the Underwriters'

Representative or Agent (as applicable, or, if inapplicable, the Selling Holders), and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to subject itself to taxation or to file a general consent to service of process in any such states or jurisdictions.

      4.5. In the event of any underwritten or agented offering, enter into and perform the Company's obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. The Company shall also cooperate with the Selling Holders, and the Underwriters' Representative or Agent for such offering in the marketing of the Registrable Shares, including making available the Company's officers, accountants, counsel, premises, books and records for such purpose, but the Compny shall not be required to incur any significant out-of-pocket expense pursuant to this sentence.

      4.6. Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

      4.7. Make generally available to the Company's security holders copies of all periodic reports, proxy statements, and other information referred to in
SECTION 10.1 and, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act covering the 12-month period beginning within three months after the effective date of each registration statement filed pursuant to this Agreement.

      4.8 Make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and underwriter (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and underwriter the opportunity to discuss the business affairs of the Company with its appropriate officers and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; PROVIDED, HOWEVER, that information that the Company determines, in good faith, to be confidential, and which the Company advises such Person in writing is confidential, shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the related Selling Holder agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company.

      4.9. Use the Company's reasonable best efforts to obtain a so-called "comfort letter" from its independent public accountants and legal opinions of counsel to the Company addressed to the Selling Holders, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to the Selling Holders. The Company shall furnish to each Selling Holder a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters or opinions.

      4.10. Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

      4.11. Use all reasonable efforts to cause the Registrable Securities covered by such registration statement (i) if the Registrable Securities are of a class of the Company's securities then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities.

      4.12. Use the Company's reasonable efforts to provide a CUSIP number for the Registrable Securities prior to the effective date of the first registration statement including Registrable Securities.

      4.13. Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

Section 5. HOLDERS' OBLIGATIONS.

           It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Selling Holder that such Selling Holder shall:

      5.1 Furnish to the Company such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Registrable Securities, and to cooperate with the Company in preparing such registration.

      5.2. Agree to sell their Registrable Securities to the underwriters at the same price and on substantially the same terms and conditions as the Company or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities, and to execute the underwriting agreement agreed to by the Selling Holders (in the case of a registration under SECTION 2) or the Company and the Selling Holders (in the case of a registration under SECTION 3).

Section 6. EXPENSES OF REGISTRATION.

           Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:


      6.1. With respect to each Demand Registration, the Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to such Demand Registrations for each Selling Holder (which right may be assigned to any Person to whom Registrable Securities are Transferred as permitted by SECTION 8), including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company and of the Company's independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance (the "Registration Expenses"), but excluding any fees and disbursements of counsel for the Selling Holders which shall be selected by the Selling Holders and underwriting discounts and commissions relating to the Selling Holder's Registrable Securities; provided, however, that the Company shall not be required to pay for any Registration Expenses associated with a registration begun under Section 2 if the registration is susequently withdrawn at the request of the Selling Holders (in which case the Selling Holders shall bear such expense unless Holders whose Registrable Securties constitute a majority of the outstanding Registrable Securities agree that such withdrawn registration shall constitute one of the demand reigstrations under Section 2).

      6.2. The Company shall bear and pay all Registration Expenses incurred in connection with any Piggyback Registrations pursuant to SECTION 3 for each Selling Holder (which right may be Transferred to any Person to whom Registrable Securities are Transferred as permitted by SECTION 8), but excluding underwriting discounts and commissions relating to Registrable Securities and any fees and disbursements of counsel retained by and for the Selling Holders (which shall be paid on a pro rata basis by the Selling Holders).

      6.3. Any failure of the Company to pay any Registration Expenses as required by this SECTION 6 shall not relieve the Company of its obligations under this Agreement.

Section 7. INDEMNIFICATION; CONTRIBUTION.

           If any Registrable Securities are included in a registration statement under this Agreement:

      7.1. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and reasonable expenses (joint or several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and reasonable expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION").

           (i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

           (ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

           (iii) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law; PROVIDED, HOWEVER, that the indemnification required by this SECTION 7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by the indemnified party expressly for use in connection with such registration; PROVIDED, FURTHER, that the indemnity agreement contained in this SECTION 7 shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify the Selling Holders against claims asserted by underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Holders.

      7.2. To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any other Selling Holder, any controlling Person of any such other Selling

Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information about such Selling Holder furnished by such Selling Holder expressly for use in connection with such registration; PROVIDED, HOWEVER, that (i) the indemnification required by this SECTION 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities, and (ii) in no event shall the amount of any indemnity under this
SECTION 7.2 exceed the gross proceeds from the applicable offering received by such Selling Holder.

      7.3. Promptly after receipt by an indemnified party under this SECTION 7 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this SECTION 7, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this SECTION 7 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this SECTION 7. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party; PROVIDED, HOWEVER, that such notice is accompanied by an appropriate undertaking of the indemnified party to reimburse the indemnifying party to the extent it is ultimately determined that such party is not entitled to indemnification. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding. No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

      7.4. If the indemnification required by this SECTION 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this
SECTION 7:

           (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in SECTION 7.1 and SECTION 7.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

           (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in SECTION 7.4(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      7.5 If indemnification is available under this SECTION 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 7 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in SECTION 7.4.

      7.6 The obligations of the Company and the Selling Holders of Registrable Securities under this SECTION 7 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement or otherwise.

Section 8. TRANSFER OF REGISTRATION RIGHTS.

           Subject to restrictions in the Investment Agreement on the right to transfer the Shares, the rights of Holders under this Agreement with respect to each Share of Registrable Securities may be transferred to (i) any Permitted Transferee any number of times in any quantity or (ii) on one occasion to one third party transferee (other than a Competitor of the Company) and any such transferee shall have the rights and obligations of and be deemed a Holder hereunder. Any transferee (other than a Permitted Transferee) to whom rights under this Agreement are transferred shall, as a condition to such transfer, have executed and delivered to the Secretary of the Company a properly completed agreement substantially in the form of EXHIBIT A, and the transferor shall have delivered to the Secretary of the Company, no later than 15 days following the date of the Transfer, written notification of such Transfer setting forth the name of the transferor, name and address of the transferee, and the number of Registrable Securities which shall have been so transferred.

Section 9. HOLDBACK.

           Each Holder entitled pursuant to this Agreement to have Registrable Securities included in a registration statement prepared pursuant to this Agreement, if so requested by the Underwriters' Representative or Agent in connection with an offering of any Registrable Securities, shall not effect any public sale or distribution of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten or agented registration), during the 15 day period prior to, and during the 180 day period beginning on, the date such registration statement is declared effective under the Securities Act by the Commission, PROVIDED that such Holder is timely notified of such effective date in writing by the Company or such Underwriters' Representative or Agent. In order to enforce the foregoing covenant, the Company shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of each Holder until the end of such period.

Section 10. COVENANTS OF THE COMPANY.

            The Company hereby agrees and covenants as follows:

      10.1. The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission.

      10.2. (i) The Company shall not, and shall not permit its Subsidiaries to effect any public sale or distribution of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, during the five business days prior to, and during the 90-day period beginning on, the commencement of a public distribution of the Registrable Securities pursuant to any registration statement prepared pursuant to this Agreement (other than by the Company pursuant to such registration if the registration is pursuant to SECTION 3). The Company shall not effect any registration of its securities (other than on Forms S-4 or Forms S-8 or any successor forms or pursuant to such other registration rights agreements as may be approved in writing by the Selling Holders), or effect any public or private sale or distribution of any of its securities, including a sale pursuant to Regulation D under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities from the date of a request for a Demand Registration pursuant to SECTION 2.1 until the earlier of (x) 90 days following the date as of which all securities covered by such Demand Registration Statement shall have been Transferred, and
(y) 180 days following the effective date of such Demand Registration statement, unless the Company shall have previously notified in writing all Selling Holders of the Company's desire to do so, and Selling Holders owning a majority of the Registrable Securities or the Underwriters' Representative, if any, shall have consented thereto in writing.

            (ii) Any agreement entered into after the date of this Agreement pursuant to which the Company or any of its Subsidiaries issues or agrees to issue any privately placed securities similar to any issue of the Registrable Securities (other than (x) shares of Common Stock pursuant to a stock incentive, stock option, stock bonus, stock purchase or other employee benefit plan of the Company approved by its Board of Directors, and (y) securities issued to Persons in exchange for ownership interests in any Person in connection with a business combination in which the Company or any of its Subsidiaries is a party) shall contain a provision whereby holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in the first sentence of SECTION 10.2(i), in each case including a sale pursuant to Rule 144 under the Securities Act (unless such Person is prevented by applicable statute or regulation from entering into such an agreement).

      10.3. The Company shall not, directly or indirectly, (i) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or (ii) transfer or agree to transfer all or substantially all the Company's assets, unless prior to such merger, consolidation, reorganization or asset Transfer, the surviving corporation or the transferee, respectively, shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which the Holders would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.

Section 11. AMENDMENT, MODIFICATION AND WAIVERS; FURTHER ASSURANCES.

      11.1. This Agreement may be amended with the consent of the Company, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of Holders owning Registrable Securities possessing a majority in number of the Registrable Securities then outstanding to such amendment, action or omission to act.

      11.2 No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived, and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

      11.3 Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

Section 12. ASSIGNMENT; BENEFIT.

            This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their permitted transferees, successors and assigns; PROVIDED, HOWEVER, that except as specifically provided herein with respect to certain matters, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Company without the prior written consent of Holders owning Registrable Securities possessing a majority in number of the Registrable Securities outstanding on the date as of which such delegation or assignment is to become effective. A Holder may transfer its rights hereunder to a successor in interest to the Registrable Securities owned by such assignor only as permitted by SECTION 8.

SECTION 13. MISCELLANEOUS.

      13.1. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

      13.2. NOTICES. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, overnight courier service (with delivery confirmed) or by telecopy (with a confirmatory copy sent by overnight courier) to the other party at the following address (or at such other address for a party as shall be specified in a notice given in accordance in this Section 13.2 by like Notice)

            (a)  if to Company, to:

                          Metro One Telecommunications, Inc.
                          11200 Murray Scholls Place
                           Beaverton, OR 97008
                          Attn: Chief Executive Officer
                          Telecopy No.: 503-521-0923


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

                 with a copy (which shall not constitute notice) to:

                          Heller Ehrman White & McAuliffe LLP
                          601 S. Figueroa Street, 40th Floor
                          Los Angeles, CA  90017
                          Attn:  Neal H. Brockmeyer, Esq.
                          Telecopy No.: 213-614-1868

            (b)   if to the original Holder, to:

                          Sonera Media Holding B.V.
                          c/o Sonera Corporation
                          Teollisuuskatu 15
                          P.O. Box 106, SONERA-00051
                          Helsinki, Finland
                          Attn:  Maire Laitinen, General Counsel
                          Telecopy No.: 011-358-2040-3414

                 with a copy (which shall not constitute notice) to:

                          Patton Boggs LLP
                          2550 M St., N.W.
                          Washington, D.C.  20037
                          Attn:  Richard M. Stolbach, Esq.
                          Telecopy No.: 202-457-6315

            In the event of a Transfer of any Registrable Securities, notices given pursuant to this Agreement to a subsequent Holder shall be delivered to the relevant address specified in the relevant agreement in the form of EXHIBIT A whereby such Holder became bound by the provisions of this Agreement.

            Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by telecopy; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next Business Day delivery.

      13.3. ENTIRE AGREEMENT; INTEGRATION. This Agreement, the Stock Purchase Agreement and the Investment Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein, and embody the entire understanding among the parties relating to such subject matter.

      13.4. INJUNCTIVE RELIEF. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

      13.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, transmitted via facsimile, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

      13.6. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect.so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the origianl intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

      13.7. FILING. A copy of this Agreement and of all amendments thereto shall be filed at the principal executive office of the Company with the corporate secretary of the Company.

      13.8. TERMINATION. This Agreement may be terminated without further obligation to Metro One or Sonera at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than SECTION 7 hereof) shall terminate in its entirety on such date as there shall be no Registrable Securities outstanding, PROVIDED that any shares of Common Stock previously subject to this Agreement shall not be Registrable Securities following the sale of any such shares in an offering registered pursuant to this Agreement; and PROVIDED FURTHER that a Holder shall cease to be a Holder under this Agreement for all purposes if such Holder (i) is provided with an opinion of counsel of the Company which is reasonably satisfactory to Holder to the effect that such Holder may sell all of the Registrable Securities without registration under the Securities Act and
(ii) enters into an agreement with the Company pursuant to which the Company agrees remove all legends and "stop transfers" relating to such Registrable Securities.

      13.9. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

      13.10. NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their sucessor and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      13.11. DISPUTE RESOLUTION. In the event that any dispute, controversy or claim arises between the Purchaser and Seller with respect to this Agreement or the transactions contemplated hereby, the following procedures shall apply:

            (a) The parties will attempt in good faith to resolve any dispute, controversy or claim under, arising out of, relating to or in connection with this Agreement, including the negotiation, execution, interpretation, construction, performance, non-performance, breach, termination, validity, scope, coverage or enforceability of this Agreement or any alleged fraud in connection therewith, promptly by negotiation between representatives of the parties. If any such dispute, controversy or claim should arise, duly authorized representatives of the Purchaser and the Seller will meet at least once at a mutually agreed time and place and will attempt to resolve the matter. Either representative may request the other to meet again within 14 days thereafter.

            (b) If the matter has not been resolved pursuant to the foregoing procedures within 30 days after the first meeting of the representatives (which period may be extended by mutual agreement), the matter shall be settled, at the request of either party, by arbitration administered by the American Arbitration Association and conducted in accordance with its Commercial Arbitration Rules. The arbitration decision shall be rendered within 180 days from thedate of appointment of all the arbitrators.

            (c) There shall be three arbitrators. Within ten days after the initiation of an arbitration proceeding, Seller shall select one arbitrator and the Purchaser shall select one arbitrator, and those two arbitrators shall then select within ten days a third arbitrator. If those two arbitrators are unable to select a third arbitrator within such ten-day period, a third arbitrator shall be appointed by the American Arbitration Association. If either party fails or refuses to appoint an arbitrator, the arbitrator appointed by the other party shall be the sole arbitrator.

            (d) The decision of at least two of the three arbitrators (or a single arbitrator, as the case may be due to a default in appointment) shall be final and binding upon the parties. The arbitrators' decision shall be in writing and shall provide a reasoned basis for the resolution of each dispute and for any award. The arbitrators shall not have power to award damages in connection with any dispute in excess of actual compensatory damages and shall not multiply actual damages or award consequential or punitive damages. Equitable remedies shall be available in any such arbitration.

            (e) The substantive and procedural law of the State of New York shall apply to any such arbitration proceedings. The place of any such arbitration shall be New York, New York. Judgment on an award rendered by the arbitrators may be entered in any court of competent jurisdiction.

            (f) Notwithstanding the provisions of this Section 13.11, either party may seek injunctive or other equitable relief to maintain the status quo before any federal or state court of competent jurisdiction within New York, New York, in connection with any dispute, controversy or claim arising between the Purchaser and the Seller with respect to this Agreement or the transactions contemplated hereby.

            (g) Each party shall bear its own fees and expenses with respect to the arbitration and any proceedings related thereto and the parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrators however, the prevailing party shall be reimbursed for its expenses and attorney fees by the other party.

      13.12 SONERA AS AGENT OF SONERA HOLDERS. For purposes of this Agreement:
(i) notice to Sonera in the manner designated in Section 13.2 hereof shall constitute notice to all Sonera Holders, provided such notice identifies therein each Sonera Holder by name and number of Registrable Securities owned by such Holder; and (ii) a duly authorized representative of Sonera or an officer of Sonera Corporation shall have the authority to act hereunder on behalf of each Sonera Holder.

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.


                            METRO ONE TELECOMMUNICATIONS, INC.



                            By:
                               -------------------------------
                            Name:
                            Title:


                            SONERA MEDIA HOLDING B.V.



                            By:
                               -------------------------------
                            Name:
                            Title:



                                SIGNATURE PAGE TO
                          REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT A

                                                                 to Registration
                                                                Rights Agreement



                              AGREEMENT TO BE BOUND
                      BY THE REGISTRATION RIGHTS AGREEMENT


            The undersigned, being the transferee of ______ shares of REGISTRABLE SECURITIES, (as defined in the Registration Rights Agreement between Metro One Telecommunicaitons, Inc., (the "COMPANY") and Sonera Media Holding B.V., dated _____ 200_, (the "Registration Rights Agreement"), as a condition to the receipt of such Registrable Securities, acknowledges that matters pertaining to the registration of such Registrable Securities is governed by the Registration Rights Agreement and the undersigned hereby (1) acknowledges receipt of a copy of the Registration Rights Agreement, and (2) agrees to be bound as a Holder by the terms of the Registration Rights Agreement, as the same has been or may be amended from time to time.

            Agreed to this __ day of ______________, 2000.


                                 ---------------------------------

                                 ---------------------------------

                                 ---------------------------------


*Include address for notices.